Exhibit 10.20

AGREEMENT OF LEASE

600 WEST CHICAGO ASSOCIATES LLC, a Delaware limited liability company,

LANDLORD,

AND

GROUPON, INC.,
a Delaware corporation,

TENANT

PREMISES:	Portion of the First (1st) Floor
900 North Kingsbury Avenue
Chicago, Illinois 60654

DATED:	As of December 7, 2010

i

ARTICLE 28.	INDEMNITY	42

ARTICLE 29.	BUILDING IMPROVEMENTS, SCAFFOLDING AND DELIVERIES	43

ARTICLE 30.	INTENTIONALLY OMITTED	44

ARTICLE 31.	MISCELLANEOUS	45

ARTICLE 32.	RENEWAL OPTION	47

EXHIBITS
Exhibit A:	Floor Plan of the Premises
Exhibit B:	Rules and Regulations
Exhibit C:	Fixed Rent Schedule
Exhibit D:	Cleaning Specifications

ii

AGREEMENT OF LEASE (“Lease”), dated as of December 7, 2010 (“Effective Date”) between 600 WEST CHICAGO ASSOCIATES LLC, a Delaware limited liability company, with an address at 600 West Chicago Avenue, Suite 675, Chicago, Illinois 60654, Attention: Property Manager (“Landlord”), and GROUPON, INC., a Delaware corporation, with an address at 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654 (“Tenant”).

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, covenant and agree as follows.

ARTICLE 1.          BASIC LEASE PROVISIONS; ADDITIONAL DEFINITIONS.

Section 1.1            Basic Lease Provisions. The provisions of this Section 1.1 are intended to be definitional in nature and in outline form and may be addressed in detail in other Articles of this Lease.

Base Operating Expenses:	Operating Expenses for the Real Property in calendar year 2011.

Base Taxes:	Taxes paid for the Real Property for calendar year 2011 (payable in 2012).

Broker:	Jones Lang LaSalle Americas (Illinois), L.P.

Building:

All the buildings, equipment and other improvements and appurtenances now located or hereafter erected, constructed or placed upon the real property and any and all alterations, renewals, replacements, additions and substitutions thereto, presently known by the address of 900 North Kingsbury Avenue. Chicago, Illinois. For purposes of clarification, the term “Building” does not include any residential buildings, structures or units or parking facilities.

Commencement Date:	March 1, 2011.

Expiration Date:	March 31, 2017.

Fixed Rent:	As set forth on Exhibit C attached hereto and incorporated herein.

Landlord’s Agent:	600 West Asset Manager LLC or any other person or entity designated at any time and from time to time by Landlord as Landlord’s Agent and their successors and assigns.

Permitted Use:	The Premises shall be used by Tenant, in compliance with all Legal Requirements, solely as executive and general offices, and for no other purpose.

Premises:	A portion of the first (1st) floor of the Building, as shown on the floor plan attached to this Lease as Exhibit A.

Premises Area:

The Rentable Square Foot area of the Premises described on the floor plan attached as Exhibit A hereto, as the Premises Area may be increased or decreased from time to time pursuant to this Lease. Landlord and Tenant agree that for purposes of this Lease, the Rentable Square Foot Area of the Premises is 16,182, which shall not be subject to remeasurement or adjustment.

Security Deposit:	None.

Tenant’s Proportionate Share:	5.26% (16,182/307,304)

Term:	The term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date, unless sooner terminated or extended pursuant to the terms of this Lease.

Section 1.2            Additional Definitions.

Additional Rent:

All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including, without limitation, Tenant’s Tax Payment, Tenant’s Operating Payment, overtime or excess service charges, any fees and amounts due under Article 10 hereof, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease. If Tenant fails to timely pay any amount of Additional Rent as required under this Lease beyond any applicable notice and cure periods, Landlord shall have the same rights and remedies reserved by Landlord herein for a failure to timely pay Fixed Rent.

Affiliate:	With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

Alterations:

Alterations, installations, improvements, additions or other physical changes (other than decorations consisting of painting, wall coverings and carpeting in the Premises which are not visible from outside the Premises) in or about the Premises or elsewhere in the Building, including, without limitation, Tenant’s Alterations.

Base Rate:

The annual rate of interest publicly announced from time to time by Citibank, N.A., New York, New York (or any successor thereto) as its “base rate”, or such other term as may be used by Citibank, N.A. from time to time for the rate presently referred to as its base rate.

Building Systems:

The mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety, utility and all other service systems of the Building, but not including the portions of such systems installed in the Premises or elsewhere in the Building by Tenant for Tenant’s exclusive use or by another tenant or occupant for such other tenant’s or occupant’s use.

Business Days:	All days, excluding Saturdays, Sundays, and all days observed by the City of Chicago, the State of Illinois, or the United States of America or any unions serving the Building as legal holidays.

Control:

As to any Person: (a) the ownership, directly or indirectly, of more than fifty per cent (50%) of (i) the outstanding voting stock of a corporation, or (ii) the beneficial ownership interests, however characterized, of any other entity, and/or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by statute, or by contract.

Default Rate:	A rate per annum equal to the lesser of four (4) percentage points above the Base Rate or the highest rate permitted by applicable law.

Environmental Laws:	All Legal Requirements now or hereafter in effect relating to the environment, health, safety, or Hazardous Materials.

Governmental Authority:

Any of the United States of America, the State of Illinois, the City of Chicago, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the vaults, curbs, sidewalks, streets and areas adjacent thereto.

Hazardous Materials:

Any substances, materials or wastes regulated by any Governmental Authority or deemed or defined as a “hazardous substance”, “hazardous material”, “toxic substance”, “toxic pollutant”, “contaminant”, “pollutant”, “solid waste”, “hazardous waste” or words of similar import under applicable Legal Requirements, oil and petroleum products, natural or synthetic gas, polychlorinated biphenyls, asbestos in any form, urea formaldehyde, radon gas, or the emission of non-ionizing radiation, microwave radiation or electromagnetic fields at levels in excess of those (if any) specified by any Governmental Authority or which may cause a health hazard or danger to property, or the emission of any form of ionizing radiation.

Legal Requirements:

All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the Americans with Disabilities Act (42 U.S.C. §12,101 et seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.), the Chicago Building Code (Title 17 Municipal Code of Chicago) and any law of like import, Chapter 2-120-580 through 920 of the Municipal Code of Chicago regarding landmark restrictions and conditions affecting the Real Property, and all rules, regulations and government orders with respect thereto, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in front thereof or any vault in or under the Building.

Mortgage:

Any mortgage or trust indenture which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgagee:	Any mortgagee, trustee or other holder of a Mortgage.

Person:

Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

Prohibited Use:

Any use, occupancy or purpose which is not a Permitted Use or any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Building, the 600 West Building (defined below), the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises, the Building or the 600 West Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building or the 600 West Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building or (f) adversely affect the first class image of the Building or the 600 West Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant, tavern or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or a pantry (which may include a microwave oven) installed solely and exclusively for the use of Tenant’s employees and invitees), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) or a savings and loan association or retail facilities or any financial, lending, securities brokerage or investment activity, except as permitted pursuant to the Permitted Use; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of the City of Chicago or the State of Illinois or of any other Governmental Authority, any foreign government, the United Nations, or any agency or department of any of the foregoing; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services expressly including, without limitation, a clinic, office or other facility performing abortions; (xiv) any pornographic, indecent or immoral use or purpose including, without limitation, an establishment selling or exhibiting pornographic materials or drug related paraphernalia or an adult theatre or live performance theatre exhibiting nude or lewd performers or performances or lascivious behavior; (xv) any illegal purposes or any activity constituting a legal nuisance; (xvi) a fire sale, bankruptcy or going out of business sale (unless permitted pursuant to a court order with proper permits issued by the City of Chicago); (xvii) a mortuary or funeral home; (xviii) a carnival or flea market; (xix) an off-track betting store or parlor; (xx) a pawn shop or currency exchange; (xxi) a deep discount store; (xxii) a bowling alley, disco, nightclub, pool or billiard hall, dance hall or amusement or video arcade; (xxiii) a massage parlor; (xxiv) a gun shop or firing range; (xxv) a salvage shop; (xxvi) a methadone clinic or drug or alcohol dependency clinic; (xxvii) a dry cleaner or other use which produces odors that emanate beyond the Premises; or (xxviii) any other use inconsistent with comparable buildings in a 1/2 mile radius of the Real Property.

Real Property:

Collectively, the Building, the land on which the Building is located, and any other buildings, improvements and structures located on such land. For purposes of clarification, the term “Real Property” does not include any residential buildings, structures or units or parking facilities.

Rent:	Fixed Rent and Additional Rent, collectively.

Rentable Square Feet (Foot or Footage):

The deemed rentable area of the Building or any portion thereof, computed on the basis set forth below; provided, however, that in no event shall such deemed Rentable Square Footage constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises. Determination of Rentable Square Footage of any additional space which may be added to the Premises shall mean the product of (a) the number of square feet of “Usable Area” and any “Floor Common Area” located in the Premises as defined and calculated in accordance with the American National Standards Institute, Inc. Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, published by the Building Owners and Managers Association International (“BOMA”), times (b) 1.1765.

Rules and Regulations:

The rules and regulations attached to this Lease as Exhibit B, and such additional rules and regulations as Landlord may adopt from time to time in a reasonable manner and which do not materially and adversely interfere with Tenant’s use of the Premises as permitted hereunder or reduce Tenant’s rights under this Lease.

Substantial Completion:

As to any construction performed by any party in the Premises, that all of such work has been completed substantially in accordance with (i) the provisions of this Lease applicable thereto, and (ii) the plans and specifications for such work, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises, and which are capable of being corrected (in Landlord’s reasonable judgment) within thirty (30) days by the party performing the same (collectively the “Punchlist Items”), or which, in accordance with good construction practice, should be completed after the completion of other work to be performed in the Premises.

Superior Lease:

Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord, as lessee, and all renewals, extensions, supplements, amendments and modifications thereof.

Superior Lessor:	A lessor under a Superior Lease.

Tenant’s Alterations:

All Alterations, including Tenant’s Initial Alterations, as defined in Section 4.1. in and to the Premises and elsewhere in the Building which may be made by or on behalf of Tenant prior to and during the Term, or any renewal thereof.

Tenant Party:

Any Tenant, any Affiliate of Tenant, any assignee of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents or representatives.

Tenant’s Property:

Tenant’s movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings, and other items of personal property installed by Tenant which are removable without material damage to the Premises or Building.

ARTICLE 2.          DEMISE, PREMISES, TERM, RENT

Section 2.1            Lease of Premises; Possession prior to Commencement Date. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the lobby area and other Building common areas which are meant to be used by tenants of the Building. Tenant may take possession of the Premises prior to the Commencement Date for the purpose of (i) commencing the performance of Tenant’s Initial Alterations therein, and (ii) upon completion of Tenant’s Initial Alterations, occupying and using the Premises in accordance with Section 3.1 hereof, provided that (a) Tenant’s occupancy of the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease (except that Tenant shall not be required to pay Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payments for the Premises prior to the Commencement Date), (b) without limiting the generality of the foregoing, Tenant’s performance of Tenant’s Initial Alterations in the Premises shall be governed by the provisions of this Lease, and (c) Tenant may not take possession of the Premises unless and until Tenant shall have delivered to Landlord appropriate certificates of insurance complying with Section 11.3 below.

Section 2.2            Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by check or federal wire transfer of immediately available funds: (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term, commencing on June 1, 2011 (the “Rent Commencement Date”) (except that the first full month’s installment of Fixed Rent for the month of June 2011 shall be paid concurrently herewith pursuant to Section 2.3), and (ii) Additional Rent, at the times and in the manner set forth in this Lease. If payment is being made by check, the check shall be payable to “600 West Chicago Associates LLC” or as otherwise designated by Landlord and mailed, on the first day of each calendar month for which the applicable monthly installment of Fixed Rent is due, to: 600 West Chicago Associates LLC, P.O. Box 51055, Newark, New Jersey 07101-5155 (or such other address as may be designated by Landlord from time to time). If payment is being made by federal wire transfer, such wire transfer should be sent to: Valley National Bank, 1455 Valley Road, Wayne, New Jersey, Account: 600 West Chicago Associates LLC, as Borrower, and LaSalle Bank National Association, as Lender, pursuant to Loan Agreement dated as of May 14, 2007 – Clearing Account. Account. Number 41222490, Attention: Michael Borsella, Vice President, ABA #021201383 (or to such other account as may be designated by Landlord). Except as otherwise expressly set forth in this Lease, Tenant’s obligations to pay Rent are independent of each and every covenant contained in this Lease.

Section 2.3            First Month’s Rent. Tenant shall pay to Landlord an amount equal to the first full month of Fixed Rent due under this Lease upon the execution of this Lease by Tenant, which payment shall be applied by Landlord to the first month’s Fixed Rent due under this Lease (for June 2011).

Section 2.4            Notwithstanding anything to the contrary set forth in Exhibit C, (i) Tenant’s obligation to pay Fixed Rent for the Premises shall commence as of June 1, 2011, and (ii) so long as Tenant is not then in monetary default beyond any applicable notice or grace and cure periods under this Lease on Tenant’s part to be observed or performed, Tenant shall be entitled to a one-time credit against its obligation to pay Fixed Rent (but not Additional Rent) in the aggregate amount of Thirty-Two Thousand Three Hundred Sixty-Four and 00/100 Dollars ($32,364.00) (the “Rent Credit”), to be applied against the full monthly installment of Fixed Rent only for the month of March 2012. Nothing contained herein shall affect Tenant’s obligation to make any payment of Additional Rent (including, without limitation, Tenant’s Tax Payment and Tenant’s Operating Payment and parking fees) or other sum or charge payable under this Lease during the aforementioned periods, if any.

ARTICLE 3.          USE AND OCCUPANCY

Section 3.1             Permitted Use; Licenses and Permits. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant acknowledges that Tenant’s use of the Premises solely for the specific use set forth in the “Permitted Use” paragraph of Section 1.1 above is a primary inducement for Landlord’s execution and delivery of this Lease, and the performance of Landlord’s obligations hereunder, in order that Landlord may ensure that there be maintained within the Building an appropriate tenant mix for the continued operation of a multi-use retail, office and telecommunications mixed-use development. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use, which violates any Legal Requirement, which causes the Building to be in violation of any Legal Requirement, or which exceeds the floor loads for the Premises. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Use in the Premises. Landlord makes no representation to Tenant that Tenant will be able to obtain all required licenses or permits for Tenant’s Permitted Use.

ARTICLE 4.          ALTERATIONS

Section 4.1            Landlord’s Consent.

(a)           Tenant’s Alterations. Tenant shall not make any Alterations, including, without limitation, Tenant’s installation and construction of the Premises to prepare the Premises for Tenant’s occupancy as well as fixturing, cabling and computer installations in connection therewith (collectively, “Tenant’s Initial Installations”), without Landlord’s prior written consent in each instance; provided, however, that Tenant may make the following Alterations to the Premises without Landlord’s prior written consent (collectively, “Permitted Alterations”), (x) decorations consisting of furniture, painting, wall coverings and floor coverings in the Premises subject to the terms and conditions of the Lease (“Decorative Alterations”), and (y) other Alterations that satisfy the Alterations Criteria (as hereinafter defined), and which (together with any other Alterations performed by Tenant during the calendar year in which such other Alterations were performed) cost, in the aggregate, less than $30.000.00; provided, further, that Tenant shall provide Landlord with at least ten (10) (Business Days’ prior written notice prior to making any Permitted Alterations, which notice shall include (except in the case of Decorative Alterations) a set of plans and specifications for such Permitted Alterations, as described in Section 4.2(a) below. Landlord’s consent to Tenant’s Alterations shall be granted or denied in Landlord’s sole discretion; provided, however, that Landlord shall not unreasonably withhold or delay its consent to Tenant’s Initial Alterations to adapt the Premises for the Permitted Use provided that such Alterations (i) are non-structural and do not affect the Building Systems or services, or violate the design or engineering standards or criteria of Landlord for the Building, (ii) are performed only by contractors or mechanics approved in writing by Landlord, (iii) affect only the Premises and are not visible from outside of the Premises, (iv) do not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building or the 600 West Building, (v) do not reduce the value or utility of the Building or the 600 West Building, (vi) do not violate any Legal Requirements or the Building Rules and Regulations, or cause the Premises or the Building or the 600 West Building to be non-compliant with any Legal Requirements, (vii) do not adversely affect any Common Areas or other tenant of the Building or the 600 West Building, or the premises of any such other tenant, and (viii) do not conflict with or violate any rules and regulations of Landlord’s insurance carrier (collectively, the “Alterations Criteria”). Tenant shall provide Landlord with a final complete set of Tenant’s Plans (defined below) for Tenant’s Initial Alterations, which Tenant shall cause to be prepared at Tenant’s sole cost and expense, within forty-five (45) days after the Effective Date. Landlord shall notify Tenant within five (5) Business Days after Tenant’s delivery of Tenant’s Plans, (i) whether Landlord consents or withholds its consent thereto, and (ii) if Landlord withholds its consent, the reason or reasons therefor. If Landlord fails to notify Tenant of its consent or withholding of consent within such five (5) Business Day period, and (x) Landlord further fails to notify Tenant of its consent or withholding of consent within five (5) Business Days after delivery (or attempted delivery) of a second written request by Tenant to Landlord, (y) Tenant has evidence that Landlord received or refused delivery of such second notice (in the form of a return receipt or proof of refusal of delivery), and (z) such second notice stated on its face that refusal to timely respond constitutes a “deemed consent”, then Landlord shall be deemed to have consented to Tenant’s Plans as submitted. If Landlord’s approval of a contractor is required, Landlord shall notify Tenant within five (5) Business Days after Tenant’s written request whether Landlord consents or withholds its consent to any contractor proposed by Tenant to perform Tenant’s Initial Alterations. If Landlord fails to notify Tenant of its consent or withholding of consent within such five (5) Business Day period, and Tenant has evidence that Landlord received the notice requesting such consent (in the form of a return receipt or proof of refusal of delivery), then Landlord shall be deemed to have consented to the contractor proposed by Tenant to perform such Tenant’s Alteration.

(b)           Tenant’s Acknowledgment.  Tenant acknowledges and confirms that neither Landlord’s review and/or approval of any plans and specifications for any Alterations, nor Landlord’s consent to or approval of any Alterations, shall constitute a representation or warranty by Landlord that such Alterations comply with (or have been designed or engineered in a manner which would comply with) the Alterations Criteria. Tenant further acknowledges and confirms that Tenant’s obligation and responsibility to cause all Alterations performed by or on behalf of Tenant to comply with the Alterations Criteria shall remain in full force and effect notwithstanding that Landlord may have reviewed or approved plans and specifications for such Alterations (or otherwise consented or approved such Alterations) which do not comply with any such Alterations Criteria, and that no such review, consent or approval by Landlord shall in any way release or excuse Tenant from Tenant’s obligation to cause all Alterations performed by or on behalf of Tenant to comply with the Alterations Criteria. In the event that Tenant performs any Alterations which breach or violate the Alterations Criteria, Tenant shall, upon Landlord’s demand, immediately cure such breach or violation in a manner reasonably acceptable to Landlord at Tenant’s sole cost and expense, and if Tenant fails to so cure such breach or violation within the cure periods set forth in Section 16.1(c) hereof, Landlord shall have the right, (but not the obligation) to cure such breach or violation at Tenant’s sole cost and expense (in addition to all other rights) and remedies to which Landlord is entitled under this Lease, at law and in equity), which right shall only arise after the expiration of all applicable notice and cure periods. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any and all claims, demands, suits, causes of action, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) brought against, sustained or incurred by Landlord which result from or arise out of any failure by Tenant (or any other Tenant Party) to comply with the Alterations Criteria. Notwithstanding the foregoing, Landlord agrees that to the extent Tenant performs an Alteration in accordance with plans and specifications approved by Landlord pursuant to the terms and provisions of this Lease, Landlord shall not claim such Alteration violates any Alterations Criteria which Landlord has knowledge, after due inquiry, unless (i) a change in a Legal Requirement occurs after the completion of such Alteration or (ii) Tenant’s subsequent use of such Alteration violates, or is inconsistent with, any Alterations Criteria.

Section 4.2            Plans and Specifications.

(a)           Conditions.  Prior to making any Alterations (other than Decorative Alterations), including, without limitation, Tenant’s Initial Alterations, Tenant, at its expense, shall submit to Landlord for its written approval or, in the case of Permitted Alterations, for Landlord’s review, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings, if applicable) of each proposed Alteration, (individually and collectively, “Tenant’s Plans”), including any Alterations(s) affecting any Building System. Additionally, if any Building System will be affected by any Alteration proposed by Tenant. Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for such affected Building System. With respect to all Alterations performed by or on behalf of Tenant (including, without limitation, Permitted Alterations), Tenant shall obtain all permits, approvals and certificates required by any Governmental Authorities, and shall furnish to Landlord copies of policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, Landlord’s asset manager and their respective employees and agents, any Superior Lessor and any Mortgagee as additional insureds. Landlord shall notify Tenant whether Landlord consents or withholds its consent to any proposed Tenant’s Plans in the manner and time periods set forth in Section 4.1(a). In the event Landlord shall withhold approval of any proposed Tenant’s Plans, Landlord, within five (5) Business Days after Landlord’s receipt of a complete set of such Tenant’s Plans (together with any additional documents or information Landlord may reasonably request on account of Landlord’s review of such Tenant’s Plans), shall notify Tenant in writing of its objections thereto and Landlord and Tenant shall cooperatively and in good faith work to reach a mutually acceptable agreement with respect to such plans. Tenant shall promptly reimburse Landlord, as Additional Rent within ten (10) days after delivery of an invoice therefor, for all overtime services provided to Tenant by Landlord in connection with Tenant’s performance of any Alterations, together with all reasonable costs and expenses incurred by Landlord from any third-party consultants retained by Landlord in connection with Tenant’s performance of any Alteration, provided such consultants are necessary (in Landlord’s reasonable judgment) to review and/or supervise the performance of such Alterations and Landlord provides advanced written notice to Tenant that such consultants are being retained in connection with such Alterations.

(b)           Manner and Quality of Alteration.  All Tenant’s Alterations, including, without limitation, Tenant’s Initial Alterations, shall be performed by Tenant with due diligence, in a good and workmanlike manner and free from liens and defects, in accordance with Tenant’s Plans and by contractors reasonably approved by Landlord (to the extent required above), under the supervision of a licensed architect reasonably satisfactory to Landlord, and in compliance with all Legal Requirements, the terms of this Lease, all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Building and the Rules and Regulations. All materials and equipment to be used in the Premises shall be new, or first quality and at least equal to the reasonable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.

(c)           Governmental Approvals.  Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority, and shall furnish Landlord with copies thereof, together with “as-built” plans and specifications for any such Tenant Alterations prepared on an Autocad Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) and magnetic computer media of such record drawings and specifications, translated into DXF format or another format acceptable to Landlord.

(d)           Removal of Tenant’s Alterations.  On the date upon which the Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant’s sole cost and expense, (i) shall quit and surrender the Premises to Landlord, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall remove all of Tenant’s Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Premises and the Budding, and (iii) shall repair all damage to the Premises and Building occasioned by such removal. With the exception of any Specialty Alterations (as hereinafter defined), Tenant shall have no obligation to restore the Premises to the condition which existed therein prior to the Commencement Date. The term “Specialty Alterations” shall mean Alterations consisting of any executive or private lavatories, raised computer floors, vaults, any steel plates or reinforcement installed by Tenant (including without limitation, in connection with libraries or file systems), pneumatic tubes, horizontal transportation systems, and any other Alterations of a similar character to those enumerated in this sentence, and the installation of any equipment outside of the Premises. If Landlord so elects (at Landlord’s sole option), any or all of Specialty Alterations shall remain in the Premises and become the property of Landlord upon the expiration or sooner termination of this Lease. Any election of Landlord to require that Specialty Alterations remain within the Premises upon the termination or expiration of this Lease shall be made in writing by Landlord to Tenant no later than twenty (20) days prior the Expiration Date or within fifteen (15) days after the sooner termination of this Lease, it being understood that (subject to the proviso at the end of this sentence) in the absence of such notice from Landlord, Tenant shall be required to remove all Specialty Alterations from the Premises (in accordance with the terms and provisions of this Lease) upon the expiration or sooner termination of the Term at Tenant’s sole cost and expense; provided, however that, at the time that Tenant requests Landlord’s approval for the performance of any Specialty Alterations under this Lease (or notifies Landlord of Tenant’s performance of any such Specialty Alterations, in the case of Specialty Alterations which do not require Landlord’s consent hereunder), Landlord shall, if Tenant so requests in writing (or may, if Tenant does not so request in writing), notify Tenant within fifteen (15) days after Tenant’s written request of those Specialty Alterations which Landlord will not require Tenant to remove upon the expiration or termination of the Term of this Lease, and, in the event that Landlord identifies any such Specialty Alterations which shall not be removed from the Premises, Tenant shall not remove such Specialty Alterations from the Premises upon the expiration or sooner termination of the Term of this Lease. Tenant’s obligations under this Section 4.2(d) shall survive the expiration or sooner termination of the Term.

(e)           Removal of Tenant’s Property.  Upon the Expiration Date (or earlier termination of the Lease or any renewal thereof), Tenant shall remove all of Tenant’s Property from the Premises at Tenant’s sole cost and expense.

(f)            General.  Tenant shall repair and restore in a good and workmanlike manner (reasonable wear and tear excepted) any damage to the Premises and the Building caused by such removal of Tenant’s Property and/or Tenant’s Alterations. Any of Tenant’s Alterations or Tenant’s Property not so removed by Tenant shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or be removed from the Premises and disposed of by Landlord (and any damage caused thereby repaired) at Tenant’s cost and without accountability to Tenant. The provisions of this Section 4.2(f) shall survive the expiration or earlier termination of this Lease.

(g)           Waiver of Construction Supervisory Fee.  Tenant shall not be required to pay Landlord or Landlord’s Agent a construction supervisory fee in respect of the Tenant’s Alterations, provided that nothing contained in this subsection 4.2(g) shall limit Landlord’s right to reimbursement for third-party consultants pursuant to the last sentence of subsection 4.2(a).

Section 4.3            Mechanic’s Liens.

(a)           If, because of any act or omission of Tenant or any Tenant Party, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property, then Tenant shall indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys’ fees and disbursements) resulting therefrom, and Tenant shall cause such mechanic’s lien, financing statement or other lien, charge or order to either be released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, within thirty (30) days after the filing thereof (at Tenant’s sole cost and expense).

(b)           Notwithstanding the foregoing, Tenant shall have the right to grant a lien to a lender or other financial institution on Tenant’s Property, provided, in no event shall such lien (or security therefor) be recorded and/or placed against Landlord, the Real Property, the Building or the Premises. If any such lien or security interest is recorded and/or placed against Landlord, the Real Property, the Building or the Premises, the indemnity provisions of this Section 4.3 and the provisions contained in subparagraph (a) above shall apply.

Section 4.4            Labor Relations.  Tenant and any Tenant Party shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, or permit any materials to be delivered to or used in the Building, whether in connection with any alteration or otherwise, if, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict with any union, other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or result in picketing, or labor stoppages, or interfere with the use and enjoyment of the Building by other tenants or occupants of the Building. In the event of such interference or conflict, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

ARTICLE 5.          CONDITION OF THE PREMISES; LANDLORD CONTRIBUTION

Section 5.1            Condition.  Tenant has examined the Premises and, except as expressly set forth in this Section 5.1 and subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof, agrees to accept possession of the Premises in their “as is” condition on the Effective Date with the exception of all latent defects not readily observable to the naked eye (“Latent Defects”), so long as Tenant discloses the existence of any such Latent Defects to Landlord by written notice (the “Latent Defects Notice”) received by Landlord on the earlier to occur of (x) that date which is no later than thirty (30) days after Tenant’s discovery of any such Latent Defect, or (y) the date of Substantial Completion of Tenant’s Initial Alterations (the “Latent Defects Notice Date”), and subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof. Landlord shall have no obligation to perform any work, supply any materials, incur any expenses, make any contribution or make any installations in order to prepare the Premises for or in connection with Tenant’s occupancy or repair any Latent Defects after the Latent Defects Notice Date, unless Landlord timely receives the Latent Defect Notice and Landlord’s obligations with respect to Latent Defects shall be strictly limited to those Latent Defects set forth in the Latent Defects Notice. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises were in good and satisfactory condition, except with respect to any Latent Defects discovered prior to the Latent Defects Notice Date. Notwithstanding anything contained in this Lease to the contrary, Landlord, as of the date hereof and as of the Commencement Date (unless otherwise noted in this Section 5.1), represents and warrants to Tenant that: (i) Landlord is the lawful owner of the fee interest of the Building and the Real Property; (ii) Landlord possesses the authority to enter into this Lease and be bound by the terms and provisions hereof; (iii) there are no pending, and to the best of Landlord’s knowledge and belief, threatened lawsuits, proceedings or legal actions which would prevent Landlord from entering into this Lease or from performing any of its obligations or duties hereunder; and (iv) there are no Hazardous Materials located in the Premises (which have not been encapsulated or abated). Anything contained in this Lease to the contrary notwithstanding, Landlord, at Landlord’s sole cost and expense, shall furnish and install electrical service and main feeders to the Premises with electrical capacity equal to eight (8) watts per usable square foot, at 277/480 volt 3 phase 4 wire, which service shall include, without limitation, (i) installation of meter modules and (ii) installation of one single 200 amp meter socket with 200-amp 3 pole pull outs. Tenant shall be responsible to establish an electrical account directly with public utility and have meter installed pursuant to Section 10.1 below. Tenant, at Tenant’s sole cost and expense, shall be responsible for wiring and distribution within the Premises. Landlord shall commence such work within ten (10) business days after the Effective Date and shall use Landlord’s reasonable diligence to substantially complete such work on or before January 14, 2011.

Section 5.2            Landlord’s Contribution.

(a)           Landlord’s Contribution.  Provided that this Lease is in full force and no monetary Event of Default shall have occurred and is continuing hereunder and provided that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property due to any act or omission of Tenant or any Tenant Party, that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall contribute, as hereinafter provided, an amount (“Landlord’s Contribution”) equal to a maximum of Six Hundred Forty Seven Thousand Two Hundred Eighty and 00/100 Dollars ($647,280.00) (based upon the product of $40.00 multiplied by 16,182 Rentable Square Feet) toward Tenant’s actual cost of Tenant’s Initial Alterations to be performed by or on behalf of Tenant and Soft Costs (as defined below) incurred in connection with Tenant’s Initial Alterations; provided, however, that no more than twenty-five percent (25%) of Landlord’s Contribution shall be applied to the reimbursement of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs (collectively, “Soft Costs”) and, further provided, that Tenant’s Plans for Tenant’s Initial Alterations comply with Article 4. Data and voice equipment, cabling, wiring and related expenses and the cost of Tenant’s server room (if any) shall not be deemed to be Soft Costs for this purpose.

(b)             Parameters. Any cost of Tenant’s Initial Alterations in excess of Landlord’s Contribution shall be paid entirely by Tenant. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended by Tenant in the performance of Tenant’s Initial Alterations and/or Soft Costs, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution as a credit against Fixed Rent, Additional Rent or any other obligation of Tenant hereunder. No part of Landlord’s Contribution may be assigned by Tenant prior to actual payment thereof by Landlord to Tenant. Landlord makes no representation whatsoever as to the projected or actual cost of Tenant’s Initial Alterations.

(c)             Payment. Provided that this Lease is in full force and effect and no monetary Event of Default shall have occurred and is continuing hereunder and provided that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property due to any act or omission of Tenant or any Tenant Party, that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to Tenant on account of Landlord’s Contribution on a monthly basis in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial Alterations (and not previously reimbursed out of disbursements from Landlord’s Contribution), less a retainage of 10% of each progress payment (the “Retainage”). Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts (reduced by the Retainage) theretofore paid by Tenant (as certified by an authorized officer of Tenant and by Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from Landlord’s Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of Landlord’s Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial Alterations, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial Alterations shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every thirty (30) days, such progress payments shall be made within thirty (30) days after the delivery to Landlord of requisitions therefor, signed by a financial officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of paid bills and canceled checks from Tenant’s contractors, subcontractors and material suppliers evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every thirty (30) days, and provided further that the required accompanying documentation as set forth in this Section 5.2(c) is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within thirty (30) days after Landlord’s receipt of the applicable requisition. All requisitions shall be submitted on AIA Form G702 and G703. No payment of any portion of Landlord’s Contribution shall be due or payable by Landlord prior to the Commencement Date. All requisitions must be submitted prior to the date that is two hundred forty (240) days after the Commencement Date. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of a requisition therefor, accompanied by all documentation required under this Section 5.2, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial Alterations by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspector’s shall satisfy the requirements of this subsection (A);, (B) final “as-built” plans and specifications for Tenant’s Initial Alterations as required pursuant to Section 4.2, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of Tenant’s Initial Alterations, and (D) copies of paid bills and canceled checks from Tenant’s contractors, subcontractors and material suppliers evidencing the payment in full of Tenant’s Initial Alterations. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Landlord be required to pay to Tenant any undisbursed portion of the Landlord’s

Contribution including, without limitation, the Retainage, for any requisition not submitted on or prior to the 240th day after the Commencement Date. Notwithstanding anything to the contrary set forth in this Section 5.2, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, subject to Tenant’s right to contest that such sum(s) is due and payable provided that Tenant is in compliance with Section 4.3 hereof, such failure shall constitute an Event of Default hereunder and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed Additional Rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor.

Section 5.3            Landlord’s Base Building Contribution.  In addition to Landlord’s Contribution, Landlord shall pay to Tenant the agreed-upon aggregate sum of $149,738.33 (“Landlord’s Base Building Contribution”) toward Tenant’s estimated cost of performing the following base building work in the Premises (collectively, the “Base Building Work”): (x) installing two (2) Building-standard bathrooms (one men’s and one women’s) within the Premises, and (y) installing a VAV terminal unit with DDC controller and Fan Powered HVAC boxes at a ratio of 70% VAV and 30% Fan Powered per 1,500 usf. It is agreed that the amount of Landlord’s Base Building Contribution shall be fixed at $149,783.33, irrespective of whether Tenant’s actual cost of performing the Base Building Work exceeds or is less than $149,783.33, and Landlord makes no representation as to the cost of such work; provided, however, Landlord has delivered to Tenant a written proposal dated December 1, 2010 from Interior Alterations (IAI) (Budget #10-3463) setting forth the estimated cost of installing the two (2) Building-standard bathrooms. Landlord shall pay Tenant Landlord’s Base Building Contribution within thirty (30) days after the later to occur of (x) Tenant’s completion of the Base Building Work, and (y) Tenant’s submission to Landlord of a requisition for Landlord’s Base Building Contribution, which shall be accompanied by final lien waivers from the contractor(s) and subcontractor(s) performing such work and proof of payment by Tenant of the cost of such work (i.e., paid bills and canceled checks). Tenant shall requisition Landlord’s Base Building Contribution within 240 days after the Commencement Date, failing which Landlord shall have no obligation to pay the same to Tenant.

ARTICLE 6.          REPAIRS; FLOOR LOAD

Section 6.1            Repair and Maintenance Obligations.  Landlord shall maintain, replace and repair as necessary in Landlord’s discretion the Building Systems and the public portions of the Building, both exterior and interior, and the structural elements thereof, including the roof, foundation and curtain wall in good condition and repair and in compliance with all Legal Requirements and consistent with a first-class, mixed use retail and commercial center. Tenant, at Tenant’s expense, shall properly maintain the Premises and the fixtures, systems, equipment and appurtenances therein to the extent such systems service only the Premises, and make all non-structural repairs thereto and replacements thereof as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 11 and 12. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, Building Systems, or to its fixtures, equipment and appurtenances of the Building, caused by or resulting from negligence, omission, neglect or improper conduct of, or Alterations made by Tenant or any Tenant Party shall be repaired at Tenant’s expense, (a) by Tenant to the satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System), or (b) by Landlord (if the required repairs are structural or affect any Building System). Tenant also shall repair all damage to the Building and the Premises caused by the making of any Alterations by Tenant or by the moving of Tenant’s Property. All of such repairs shall be of quality or class equal to the original work or construction. If, after fifteen (15) days notice, Tenant fails to proceed with due diligence to make such repairs, Landlord may make such repairs at the expense of Tenant, and Tenant shall pay the costs and expenses thereof incurred by Landlord, with interest at the Default Rate, as Additional Rent within ten (10) days after delivery of an invoice therefor together with appropriate evidence of such costs and expenses.

Section 6.2            Floor Load.  Tenant shall not place a load upon any floor of the Premises exceeding the lesser of (i) one hundred fifty (150) lbs. per square foot, or (ii) the floor load which is allowed by law. Tenant shall not move any safe, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed and which consent may be conditioned by Landlord on Tenant’s installation, at Tenant’s sole cost and expense, of structural supports and noise attenuation devices.

Section 6.3            Interruptions Due To Repairs.  Landlord reserves the right to make (or cause to made) all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems which provide services to Tenant, as Landlord deems necessary or desirable. Landlord shall use reasonable efforts to provide Tenant with prior notice (which may be oral and excepting in the event of an emergency) of, and to minimize interference with Tenant’s use and occupancy of the Premises during the making of such repairs, alterations, additions, improvements, or replacements provided that Landlord shall have no obligation to employ (or cause such other parties to employ) contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Except as provided in Section 10.6(b) hereof, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

ARTICLE 7.          INCREASES IN TAXES AND OPERATING EXPENSES.

Section 7.1            Definitions.  For the purposes of this Article 7 , the following terms shall have the meanings set forth below:

(a)           “Comparison Year” shall mean any calendar year, all or any part of which falls within the Term, or, if the Renewal Option is exercised, the Renewal Term, commencing with calendar year 2012 for the purpose of calculating Tenant’s Operating Payment and 2013 for the purpose of calculating Tenant’s Tax Payment.

(b)           “Excluded Expenses” shall mean the following which shall not be included in Operating Expenses: (1) leasing commissions and costs of advertising the Building; (2) costs for space in the Building occupied by Landlord or its affiliates, except that costs for space occupied by the property manager of the Building shall not be excluded from Operating Expenses, (3) costs of restoration including the cost of restoring the Building resulting from a partial condemnation to the extent of Landlord’s collection of condemnation or insurance proceeds; (4) costs for salaries and benefits in respect of partners, shareholders, members, and officers of Landlord in their capacity as such; (5) the cost of any items for which Landlord is actually reimbursed by insurance (6) that portion of any cost of any work or service performed for, or a facility furnished to, any tenant or occupant of the Building that is greater than the work, service or facility which is performed or furnished generally for tenants and occupants of the Building to the extent Tenant does not benefit (or does not have the right to benefit) from such work, service or facility; (7) interest or other financing charges incurred in connection with indebtedness secured by a mortgage lien on the Real Property, and rent under any ground or underlying lease; (8) cash allowances to any tenant or occupant of the Building for leasehold improvements and decorating in connection with the initial leasing of demised premises in the Building; (9) the portion of any costs that are allocable to any other properties of Landlord or any of its affiliates, such as the portion of the personnel benefits, expenses and salaries of the type set forth in these exclusions of employees allocable to time spent by such employees in connection with properties other than the Real Property, or the portion of the premiums for any insurance carried under “blanket” or similar policies to the extent allocable to any property other than the Real Property; (10) any “gains” or ownership or control tax, mortgage recording tax, transfer or transfer gains tax, inheritance or estate tax imposed upon Landlord; (11) costs incurred in connection with preparing and negotiation of leases, amendments and modifications thereto, consents to subleases, assignments or any form of leases and attorneys’ fees and disbursements for the enforcement of tenant leases; (12) the portion (if any) of the management fee for the Building which exceeds the competitive market rate for management fees for similar buildings located in Chicago, Illinois; (13) any bad debt loss, rent loss or reserves for bad debts or rent loss; and (14) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

(c)           “Operating Expenses” shall mean the aggregate of all costs and expenses (and taxes, if any, thereon), excluding Excluded Expenses, paid or incurred by or on behalf of Landlord (whether directly or through independent contractors and whether or not paid to an Affiliate of Landlord (provided any costs and expenses paid to an Affiliate of Landlord shall be at market rates)) in connection with the management, operation, repair and maintenance of, and the providing of security for, the Building and the Real Property, such as (without limitation): insurance premiums; the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities; attorneys’ fees and disbursements; auditing, management, administrative and other professional fees and expenses: salaries, benefits, unemployment taxes, payments under collective bargaining agreements and other like amounts paid to Building employees under service contracts relating to the Building: and any capital improvement as described in items (1) or (2) below which shall be installed by or on behalf of Landlord in the Building. Such capital improvements shall be amortized on a straight-line basis over the useful life of such capital improvements as determined in accordance with generally accepted accounting principles (with interest accruing on the unamortized portion thereof at the Base Rate in effect at the time such improvements are substantially completed per annum), and the amount included in Operating Expenses in any Comparison Year (until such improvement has been fully amortized) shall be equal to the annual amortized amount. A capital improvement shall be included in Operating Expenses only if made on or after the Commencement Date, and if it either (1) is intended to result in a reduction in Operating Expenses (as for example, a laborsaving improvement), provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (2) is made during any Comparison Year in compliance with Legal Requirements. If during all or part of any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such Comparison Year, as the case may be, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building: provided, however, that any such adjustment shall apply only to Operating Expenses that are variable and therefore increase as leasing of the Building increases (including, but not limited to. Operating Expenses related to janitorial, trash removal and water services (“Variable Operating Expenses”)). In determining the amount of Operating Expenses for any Comparison Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any Comparison Year, Operating Expenses shall be determined for such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout such Comparison Year; provided however, that any such adjustment shall only apply to Variable Operating Expenses.

(d)           “Statement” shall mean a statement containing a comparison of (1) the Base Taxes and the Taxes payable for any Comparison Year, or (2) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

(e)           “Tax Year” shall mean the calendar year (or such other period as hereinafter may be duly adopted by the Cook County, Illinois as its fiscal year for real estate tax purposes).

(f)            “Taxes” shall mean all real estate taxes, assessments, business improvement district charges, fees and assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, (ii) all personal property taxes, assessments, rates and charges and other governmental levies, impositions or charges, whether general, special ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of any personal property owned or held by Landlord and located at and used in connection with the Real Property, including, without limitation, any fixtures, machinery, equipment, apparatus, plant, transformers, duct work, cable, wires, and other facilities, equipment and systems designed to supply heat, ventilation, air conditioning, humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security or fire/life/safety systems or equipment, and any other mechanical, electrical, electronic, computer or other systems or equipment for the Real Property, all to the extent that the same do not constitute part of the Real Property (the “Personal Property”), and (iii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property or Personal Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the fourth sentence of this subsection or (y) corporate, franchise, transfer, inheritance, gift, estate or net income taxes imposed upon Landlord. For purposes hereof, “Taxes” for any calendar year shall be deemed to be the Taxes which are paid during such calendar year regardless of when assessed, levied or imposed (i.e., on a cash and not an accrual basis). If any assessments are or may be payable in annual installments, then for the purposes of this Article 7, such assessments shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

Section 7.2                Tenant’s Tax Payment.

(a)           If the Taxes for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord, as Additional Rent hereunder, the Tenant’s Proportionate Share of such excess amount (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s good faith reasonable estimate of Tenant’s Tax Payment for such Comparison Year, based upon such year’s budget for Taxes (which shall be reasonably based upon the latest assessed valuation of the Building and a reasonable increase in the latest tax rate and multiplier). Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord’s estimate of Tenant’s Tax Payment for such Comparison Year, If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is furnished to Tenant. Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year. Promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Payment to be made for such Comparison Year in accordance with such estimate, and if there shall be a deficiency. Tenant shall pay the amount thereof within ten (10) Business Days after demand therefor, or if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison

Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Tax Payment shown on such estimate.

(b)           As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall, at Landlord’s election, either refund the amount of such excess to Tenant or credit the amount of such excess against subsequent payments of Rent due hereunder; provided, however, that at the expiration of the Term, any such amount shall be reimbursed to Tenant within thirty (30) days after expiration, subject to any amounts then due and owing to Landlord. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) Business Days after Tenant’s receipt of the Statement. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement. In no event shall Tenant be entitled to a refund or credit in the event that the Taxes for a Comparison Year are less than Base Taxes.

(c)           If the applicable real estate Tax Fiscal Year is changed, Taxes for such Tax Year shall be apportioned on the basis of the number of days in such fiscal year included in the particular Comparison Year for the purpose of making the computations under this Section 7.2.

(d)           Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Real Property or institute any other protest or tax refund proceedings and the filings of any such proceedings by Tenant without Landlord’s prior written consent shall constitute an Event of Default. If the Base Taxes are defined as the Taxes for a particular calendar year and if such Taxes are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 10 Business Days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If the Base Taxes are defined as the Taxes for a particular calendar year and if such Taxes are increased then Landlord shall either pay to Tenant within thirty (30) days after being billed therefor, or at Landlord’s election, credit against subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant’s Tax Payment exceeds the amount actually due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant within thirty (30) days after receipt of such refund, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the assessed valuation of the Real Property. In no event shall Landlord’s receipt of funds in connection with any tax increment financing and/or a redevelopment agreement between Landlord and the City of Chicago (including, without limitation, any “developer’s note” for the benefit of Landlord), affecting all of any portion of the Real Property constitute a refund of Taxes to which Tenant is or could be entitled to a proportionate share.

(e)           Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes by reason of Tenant’s not-for-profit, diplomatic or other tax exempt status.

(f)            Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted with respect to the Premises and/or the Rent therefor and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand, as Additional Rent.

Section 7.3            Tenant’s Operating Payment.

(a)          If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord, as Additional Rent hereunder. Tenant’s Proportionate Share of such excess amount (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s good faith reasonable estimate of Tenant’s Operating Payment for such Comparison Year, based upon such year’s budget. Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord’s estimate of Tenant’s Operating Payment for such Comparison Year. If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year. Promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with such estimate, and if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Operating Payment shown on such estimate.

(b)           On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. Each such Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord’s Agent. If the Statement shall show that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall, at its election, either refund the amount of such excess to Tenant within thirty (30) days after Tenant’s receipt of the Statement or credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) days after Tenant’s receipt of the Statement. In no event shall Tenant be entitled to a refund or credit in the event that the Operating Expenses for a Comparison Year are less than Base Operating Expenses.

Section 7.4            Partial Lease Years. If the Commencement Date shall occur on a date other than January 1, any Additional Rent under Sections 7.2 and 7.3 for the calendar year in which such Commencement Date shall occur shall be apportioned on the basis of the number of days in the period from the Commencement Date to the following December 31 bears to the total number of days in such Comparison Year. If the Expiration Date shall occur on a date other than December 31, any Additional Rent payable by Tenant to Landlord under Sections 7.2 and 7.3 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date shall bear to the total number of days in such Comparison Year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under Sections 7.2 and 7.3 owed by Tenant shall be paid by Tenant, and any over payments not credited against Rent payable hereunder shall be refunded by Landlord within thirty (30) days after submission of the Statement for the last Comparison Year. In no event shall Fixed Rent ever be reduced by operation of Sections 7.2 and 7.3 and the rights and obligations of Landlord and Tenant under the provisions of Sections 7.2 and 7.3 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

Section 7.5             Intentionally Omitted.

Section 7.6            Non-Waiver; Disputes.

(a)           Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year.

(b)           Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall within thirty (30) days after such Statement is sent, pay to Landlord the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and within one hundred twenty (120) days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons that such Statement is claimed to be incorrect. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following such notice of objection, either party may refer the issues to a reputable public accounting firm selected by Landlord that is independent of Tenant and Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay all the fees and expenses relating to such procedure unless such accountants determine that Landlord overstated Operating Expenses by more than five percent (5%) for such Lease Year, in which case Landlord shall pay such fees and expenses. If, in connection with the foregoing procedure, it is determined that Tenant’s Tax Payment and/or Tenant’s Operating Payment actually paid by Tenant for the period under review exceeded the actual amount of Tenant’s Proportionate Share of Taxes and/or Operating Expenses (as applicable) for such period, then, so long as no Event of Default then exists, Landlord shall credit against Tenant’s next accruing Rent obligations an amount equal to such excess.

ARTICLE 8. LEGAL REQUIREMENTS

Section 8.1            Compliance. Landlord, at Landlord’s expense (subject to Landlord’s right to be reimbursed therefor by tenants of the Building to the extent such expense constitutes an Operating Expense pursuant to Article 7 hereof) shall comply with all Legal Requirements applicable to the ownership, operation and maintenance of the Real Property. Tenant, at its sole expense, shall comply (or cause to be complied) with all Legal Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant, or the use and occupancy thereof by Tenant, and make all repairs or Alterations required thereby, provided, however, in no event shall Tenant be responsible to make or pay for any structural capital improvements to the Building or Premises (except to the extent such structural or capital improvements are included in the definition of Operating Expenses pursuant to Section 7.1(c) hereof or such structural or capital improvements are required due to Tenant’s specific use and occupancy of the Premises (except for standard office use) or if necessitated by the negligent or willful acts of Tenant or its employees, contractors or subtenants). Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with Landlord’s insurance policies, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building. If, as a result of any act or omission by Tenant or by reason of Tenant’s failure to comply with the provisions of this Article 8, the insurance rates for the Building shall be increased, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such act, omission or failure by Tenant, and shall make such reimbursement upon demand by Landlord.

Section 8.2            Hazardous Materials.         Subject to the limitations contained in the following sentence, Tenant, at its expense, shall comply with all Environmental Laws and with any directive of any Governmental Authority which shall impose any violation, order or duty upon Landlord or

Tenant under any Environmental Laws with respect to the Premises or the use or occupation thereof. Tenant’s obligations hereunder with respect to Hazardous Materials shall extend only to those matters directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim (defined below) relating in any way to Tenant’s operation or use of the Premises or the Building. Tenant shall provide Landlord with copies of all communications and related materials regarding the Premises which Tenant shall receive from or send to (a) any Governmental Authority relating in any way to any Environmental Laws, or (b) any Person with respect to any claim based upon any Environmental Laws or relating in any way to Hazardous Materials (any such claim, an “Environmental Claim”). Landlord or its agents may perform an environmental inspection of the Premises at any time during the Term, upon prior written notice to Tenant, or without notice in the event of an emergency. The cost of such inspection shall be borne by Landlord unless such inspection arises out of the act or omission of Tenant or any Tenant Party. Landlord agrees to use commercially reasonable efforts to minimize any interference to Tenant’s use and enjoyment of the Premises in connection with the performance of such inspection and to perform such inspection during non-business hours. Tenant’s obligations under this Article 8 shall survive the expiration or earlier termination of this Lease.

ARTICLE 9.          SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES

Section 9.1            Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all Mortgages and Superior Leases. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver any subordination instrument that Landlord or any Superior Lessor or Mortgagee may reasonably request no later than ten (10) Business Days after Landlord’s request therefor, provided such subordination document contains a nondisturbance provision which is generally acceptable to such Mortgagee or Superior Lessor, subject to such commercially reasonable modifications as may be negotiated by Tenant.

Section 9.2            Notices. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee or Superior Lessor shall have become entitled under such Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to remedy such act or omission, and such Mortgagee or Superior Lessor shall commence and thereafter continue with reasonable diligence to remedy such act or omission. If more than one Mortgagee or Superior Lessor shall become entitled to any additional cure period under this Section 9.2, such cure periods shall run concurrently, not consecutively.

Section 9.3            Attornment. If a Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon Successor Landlord’s written agreement to accept Tenant’s attornment. Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that Successor Landlord shalt not be:

(a)           liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such Successor Landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission to Successor Landlord);

(b)           subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord;

(c)           bound by any prepayment of more than one month’s Rent to any prior landlord;

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord’s interest, except for the repayment of the balance of the Security Deposit (if any) remaining at the end of the Lease term to the extent such Successor Landlord receives the remaining portion of the Security Deposit (if any) from Landlord and has not applied or retained the same in accordance with ARTICLE 30 hereof;

(e)           bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such Successor Landlord; or

(f)            bound by any modification, amendment or renewal of this Lease made without Successor Landlord’s consent.

Section 9.4            Lease Modifications. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part. the Mortgagee and/or Superior Lessor shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder, or cause a change in Tenant’s financial obligations hereunder.

Section 9.5            Estoppel Certificates. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than fifteen (15) days’ prior notice, to execute and deliver to Landlord a written statement executed and acknowledged by Tenant (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then annual Fixed Rent, (c) setting forth the date to which the Fixed Rent and Additional Rent have been paid, (d) stating whether or not, to the best knowledge of the Tenant, Landlord is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the Security Deposit, (f) stating whether Tenant possesses any renewal, extension, expansion, contraction or termination options and their respective terms, if any, (g) stating whether Landlord has fulfilled all obligations with regard to delivery of the Premises to Tenant. (h) stating whether there are any subleases affecting the Premises, (i) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (j) as to any other matters reasonably requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this Section 9.5 may be relied upon by others with whom Landlord may be dealing, including any purchaser or owner of the Real Property or the Building, or of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, Superior Lessor or Landlord’s mezzanine lender.

ARTICLE 10.       SERVICES. Landlord shall provide, at Landlord’s expense, except as otherwise set forth herein, the following services:

Section 10.1         Electricity.

(a)           Electricity shall be distributed to the Premises by the electric utility company serving the Building and Tenant shall contract directly with such company. Landlord shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Subject to the provisions of Section 10.6(b) below, the electrical capacity available to the Premises shall be the capacity on the date hereof. Landlord, at Landlord’s sole cost and expense, shall make all necessary arrangements with the electric utility company for separately metering the Premises and Tenant shall pay, on a timely basis, for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant.

(b)           Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment servicing the Premises or interfere with the electrical service to other Building tenants.    If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed. Landlord shall, at Tenant’s sole cost and expense, install such separately metered additional Electrical Equipment, provided that Landlord, in its sole judgment, considering the potential needs of present and future Building tenants and of the Building itself, determines that such installation is practicable and necessary, such additional Electrical Equipment is permissible under applicable Legal Requirements, and the installation of such Electrical Equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, interfere with or disturb or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the public utility serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within thirty (30) days after the delivery of a bill to Tenant. Tenant shall pay the cost of such additional electrical service (whether the same is distributed by Landlord or the electrical utility company servicing the Building). Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease.

Section 10.2         Heat, Ventilation And Air-Conditioning.

(a)           Landlord shall provide heat and air-conditioning to the Premises on Business Days from 7:00 A.M. to 8:00 P.M., and Saturdays from 8:00 A.M. to 4:00 P.M., when required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises (provided, in no event shall the Premises be deemed comfortable for use and occupancy if the temperature of the Premises is colder than 66 degrees in the winter or warmer than 76 degrees in the summer), through use of the Building standard heating, ventilating and air conditioning system (the “Building Heating HVAC System”).

(b)           Notwithstanding anything in this Section 10.2 to the contrary, Landlord shall not be responsible if the normal operation of the Building Heating HVAC System shall fail to provide heat or air conditioning at reasonable temperatures uniformly to all interior portions of the Premises. Tenant at all times shall cooperate fully with Landlord and shall abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building Heating HVAC System.

(c)           Landlord shall not be required to furnish heat and air-conditioning during periods other than the hours and days set forth in this Section 10.2 for the furnishing and distributing of such services (“Overtime Periods”), unless Landlord has received advance notice from Tenant requesting such service not less than twenty-four (24) hours prior to the time when such service shall be required. Accordingly, if Landlord shall furnish heat or air-conditioning to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent, on a monthly basis, for such services at the standard rate then fixed by Landlord for the Building (which amount, as of the Effective Date, is $50.00 per hour, subject to adjustment by Landlord from time to time based on Landlord’s customary rates). Failure by Landlord to furnish or distribute heat, air-conditioning or any other services during Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or, except as provided in Section 10.6(b) hereof, entitle Tenant to any abatement or diminution of Fixed Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

Section 10.3         Elevators. Subject to necessary repairs and maintenance, Landlord shall provide one freight elevator on a non-exclusive basis, on Business Days from 8:00 A.M. to 5:00 P.M., and shall have at least one passenger elevator and one freight elevator available at all other times; provided, Tenant shall pay to Landlord as Additional Rent, the standard Building charges for the operation of the freight elevators beyond the days and hours prescribed above. Such elevator service shall be subject to such reasonable and non-discriminatory rules and regulations as Landlord may promulgate from time to time with respect thereto. Landlord shall have the right to change the operation or manner of operation of any of the elevators in the Building and/or to discontinue, temporarily or permanently, the use of any one or more cars in any of the passenger, freight or truck elevator banks; provided, Landlord shall (except temporarily during emergencies or other extraordinary circumstances) have at least one (1) freight elevator available at all times, subject to Tenant’s payment of Landlord’s customary rates for overtime freight elevator usage.

Section 10.4         Cleaning and Rubbish Removal. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned, substantially in accordance with the standards set forth in Exhibit D, including refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish pursuant to rules and regulations established by Landlord. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, shall be cleaned, at Tenant’s expense, by Landlord’s employees or Landlord’s contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to buildings comparable to the Building. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except between 8:00 A.M. and 5:00 P.M. on Business Days. Tenant shall pay to Landlord, within ten (10) Business Days of receipt of an invoice therefor, Landlord’s reasonable charge for refuse and rubbish removal to the extent that the refuse generated by Tenant exceeds the refuse and rubbish customarily generated by executive and general office tenants. Tenant shall not dispose of any refuse and rubbish in the public areas of the Building, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

Section 10.5         Water. Landlord shall furnish cold water in such quantities as Landlord reasonably deems sufficient for ordinary cleaning purposes to the Premises. Landlord shall furnish warm water to the Common Area bathrooms servicing the Premises in such quantities as Landlord reasonably deems sufficient for such purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary cleaning purposes. Landlord may install a water meter and thereby measure Tenant’s consumption of water for all purposes. Tenant shall (a) pay to Landlord the cost of any such meter and its installation, (b) at Tenant’s sole cost and expense, keep any such meter and any such installation equipment in good working order and repair, and (c) pay to Landlord, as Additional Rent, as and when billed therefor for water consumed, together with a charge for any required pumping or heating thereof, all sewer rents, charges or any other taxes, rents, levies or charges which now or hereafter are assessed, imposed or shall become a lien upon the Premises or the Real Property pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system, and in default in making such payment Landlord may pay such charges and collect the same from Tenant.

Section 10.6         No Warranty of Landlord.

(a)           Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply (x) will be adequate for Tenant’s particular purposes or as to any other particular need of Tenant or (y) will be free from interruption, and Tenant acknowledges that any one or more such services may be temporarily interrupted or suspended by reason of Unavoidable Delays. In addition, Landlord reserves the right to temporarily stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, decorations or improvements which are, in the judgment of Landlord, necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall provide Tenant, except in the case of an emergency or other extraordinary circumstance, 24 hours advance notice (which may be verbal) of any anticipated disruption of services to the Premises. Any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not (i) constitute an actual or constructive eviction, or disturbance of Tenant’s use and possession of the Premises, in whole or in part, (ii) entitle Tenant to any compensation or, except as provided in Section 10.6(b) below, to any abatement or diminution of Fixed Rent or Additional Rent, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at “overtime” or other premium pay rates or to incur any other “overtime” costs or additional expenses whatsoever. Landlord shall not be required to furnish any services except as expressly provided in this Article 10.

(b)           Notwithstanding the foregoing provisions of this Article 10, and notwithstanding anything to the contrary contained in Section 6.3, Article 15 or Article 29, if all of the following conditions are satisfied (collectively, the “Abatement Conditions”): (a) Tenant is unable to and does not use the entire Premises, or a material portion thereof (which term “material,” shall, for purposes of this Section 10.6(b), mean at least twenty percent (20%) of the Rentable Square Footage of the Premises), for the Permitted Use; (b) such inability is due primarily to a failure in the services to be provided in this Article 10 resulting from the acts. omissions or negligence of Landlord or Landlord Parties (or Landlord’s failure to maintain), or Landlord’s performance of an improvement or Alteration to the Building pursuant to Section 6.3, Section 10.6, Article 15 or Article 29 hereof; (c) such condition continues for a period in excess of ten (10) consecutive days after Tenant furnishes written notice to Landlord (the “Abatement Notice”) stating that Tenant is unable to use the Premises (or the material portion thereof) due to such condition; (d) Tenant actually does not use or occupy the Premises (or the material portion thereof) from and after the date of the Abatement Notice; and (e) such condition is not a result of Unavoidable Delays, casualty or condemnation, or the acts, omissions or negligence of (or breach or violation of this Lease by) Tenant or any Tenant Party, then, as Tenant’s sole and exclusive right and remedy under this Lease, at law or in equity, Fixed Rent with respect to the Premises (or the material portion thereof, based on the Rentable Square Footage which is untenantable), shall be abated on a per diem basis for the period commencing on the eleventh (11th) day after Landlord receives the Abatement Notice and ending on the earlier of (i) the date Tenant reoccupies any portion of the Premises (in the event of total untenantability) or any portion of the material portion of the Premises affected (in the event of a partial untenantability), and (ii) the date on which such condition is remedied. The parties hereby agree that the terms of this Section 10.6(b) shall not apply in the event of a casualty or condemnation, but rather that the provisions of Article 12 and Article 13 (respectively) shall apply in such event.

Section 10.7         Parking.

(a)           Landlord agrees that, provided that no Event of Default shall be continuing hereunder. Landlord will confer upon Tenant, during the Term of this Lease, the right and license to use sixteen (16) of Landlord’s non-reserved parking spaces in the garage in 950 North Kingsbury Avenue (collectively, the “Parking Spaces”) for purposes of parking the passenger automobiles of Tenant and Tenant’s principals and employees working at the Premises. Tenant shall pay to Landlord monthly, in advance as Additional Rent, a parking fee equal to the number of Parking Spaces multiplied by the applicable current monthly market rental rate for parking spaces in the applicable garage as is being offered to the general public by Landlord, as the same may be adjusted by Landlord from time to time. Any parking fees due hereunder shall constitute Additional Rent under this Lease. On or before the Commencement Date, Tenant shall send Landlord written notice setting forth the number of Parking Spaces (up to an aggregate maximum of sixteen (16)) that Tenant elects to use and license in the 950 North Kingsbury Avenue garage, and Tenant shall be deemed to have irrevocably and unconditionally relinquished, for the entire term of this Lease and any Renewal Term, the right to use or license any Parking Spaces in such garage in excess of the number of such spaces set forth in Tenant’s notice. Tenant and its employees shall comply with all Legal Requirements and all of Landlord’s reasonable rules, regulations and security requirements in connection with Tenant’s use of the Parking Spaces. Tenant shall be responsible for any loss, damage or injury to persons or property caused as a result of its or its employees’ use of the Parking Spaces or the parking area in which the Parking Spaces are located (including, without limitation, theft, vandalism or other criminal act). Landlord shall not be responsible for any loss or damage to, or theft of, any property or automobiles located in the Parking Spaces or parking area. Tenant shall not be permitted to perform any Alterations with respect to the Parking Spaces. The privileges granted Tenant under this Section  10.7 merely constitute a license and shall not be deemed to grant Tenant a leasehold or other real property interest in the Parking Spaces, the building(s) in which the same are located, or any portion thereof. The license granted to Tenant in this Section 10.7 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The rights conferred upon Tenant pursuant to this Section 10.7 shall not be assignable, subleasable or transferable separately from Tenant’s interest in this Lease (as governed by Article 14 hereof).

(b)           Notwithstanding anything to the contrary set forth in Subsection (a) above, in the event that Tenant (i) fails to pay Additional Rent for the Parking Spaces (or any portion thereof), and such failure continues for a period of ten (10) Business Days after written notice thereof from Landlord to Tenant, (ii) fails to take possession of all or substantially all of the Parking Spaces within six (6) months after the Commencement Date, and such failure continues for a period of ten (10) Business Days after written notice thereof from Landlord to Tenant, or (iii) fails to use the Parking Spaces (or any portion thereof) which Tenant has the right to use under this Section 10.7 on a regular and consistent basis, and such failure continues for a period of twenty (20) Business Days after written notice thereof from Landlord to Tenant. then Tenant’s right to use such Parking Space(s) (or portion thereof) shall, from and after the expiration of such ten (10) or twenty (20) Business Day period referred to above, as applicable, terminate, expire and be of no further force or effect (without any reduction of Fixed Rent or any other obligation or liability of Tenant hereunder, but with a corresponding reduction in Additional Rent with respect to the reduction of Parking Spaces (or any portion thereof)) and Landlord shall be free to use (or grant or confer upon any other Person the right to use) all or any such Parking Space(s) upon such terms and conditions as Landlord shall determine, in its sole discretion.

(c)           Notwithstanding anything to the contrary contained in this Section 10.7, if at any time during the Term of this Lease the Tenant shall not be in occupancy of fifty percent (50%) or more of the Rentable Square Footage of the Premises Area for a period in excess of twenty (20) consecutive calendar days (“Occupancy Threshold”), unless as a result of Landlord’s continuing default under the Lease, Tenant shall have no right to license the Parking Spaces, and if Tenant is using any Parking Spaces under this Section 10.7, Tenant’s license to use such Parking Spaces shall automatically be revoked and Tenant shall cease using such Parking Spaces within forty-eight (48) hours of receipt of written notice from Landlord of such revocation.

Section 10.8         Listings in Building Directory and Signage. Subject to Landlord’s reasonable approval as to the design, location and size of such signage, and in compliance with all Building Rules and Regulations and Legal Requirements, Tenant shall have the right during the Term to install, at Tenant’s expense, and provided that no Event of Default shall be continuing hereunder, maintain Building standard signage on its entrance door, provided such signage shall be reasonably approved by Landlord. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

ARTICLE 11.      INSURANCE

Section 11.1         Tenant’s Insurance. Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord’s managing agent for the Building, Landlord’s asset manager and any Superior Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent or any Superior Lessors or Mortgagees named as additional insureds and such coverage shall include without limitation broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 28 hereof. Tenant’s primary commercial general liability policy shall contain a provision that the policy shall be noncancellable unless twenty (20) days’ written notice shall have been given to Landlord and Landlord shall similarly receive twenty (20) days’ notice of any material change in coverage or non-renewal upon expiration. Tenant shall maintain commercial general liability insurance covering claims for bodily injury, death or property damage occurring upon, in or about the Real Property, having a minimum combined single limit in an amount of not less than $2,000,000.00. Notwithstanding the foregoing however, that Landlord shall retain the right to require Tenant to increase said coverage to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of comparable buildings in the City of Chicago, and provided further that Landlord shall require similar increases of other tenants of space in the Building comparable to the Premises. The foregoing policies of insurance if provided on a blanket policy with respect to more than the Real Property shall apply to each location as though each had its own separate policies. Tenant shall also obtain and keep in full force and effect during the Term, (a) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “all risk property” insurance policies, to Tenant’s Property and Tenant’s Alterations for the full insurable value thereof or on a replacement cost basis; (b) Workers’ Compensation Insurance, as required by law and Employer’s Liability insurance; (c) Business Interruption Insurance in an amount not less than twelve (12) months of annual Rent under this Agreement; and (d) such other insurance in such amounts as Landlord, any Mortgagee and/or Superior Lessor may reasonably require from time to time. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of Illinois, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best’s Rating” of “A-” and a “Financial Size Category” of at least “XI” or if such ratings are not then in effect, the equivalent thereof.

Section 11.2           Waiver of Subrogation. (a) The parties hereto do hereby waive any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any property insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such property insurance. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations (if any) or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

(b)           Release. As to each party hereto, provided such party’s right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents and employees, but excluding its contractors and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such property insurance with respect to its property i.e. in the case of Landlord, as to the Building, and, in the case of Tenant, as to Tenant’s Property and Tenant’s Alterations (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

Section 11.3         Certificates of Insurance. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to this Article 11, including evidence of waivers of subrogation required pursuant to Section 11.2. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

Section 11.4         Landlord’s Insurance. Landlord shall maintain at its sole cost and expense (the cost of which shall be included in Operating Expenses), a policy of combined single limit bodily injury and property damage insurance with an insurance company selected by Landlord in Landlord’s sole discretion, in form and substance satisfactory to Landlord, which shall be in an amount not less than Five Million Dollars ($5,000,000.00) for each occurrence with blanket broad form contractual liability coverage or such other limits as may be required by Mortgagee. In addition to the foregoing, Landlord shall maintain at its sole cost and expense (the cost of which shall be included in Operating Expenses), a special perils property insurance policy covering the Building (but not Tenant’s Property or Tenant’s Alterations, or the property or alterations of any other tenant or occupant of the Building) in an amount not less than the full replacement cost thereof. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business. Landlord may provide the foregoing policies on a “blanket” policy basis.

ARTICLE 12.       DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

Section 12.1         Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the same condition that the Premises were in on the date the Premises were delivered to Tenant, and, for the Building, the condition existing prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property, or (ii) Tenant’s Alterations. Landlord shall promptly commence the repair, restoration or rebuilding thereof within ninety (90) days after such damage (subject to delays in the adjustment of insurance and Unavoidable Delays) and shall diligently pursue the Substantial Completion of such restoration, repair or rebuilding (subject to delays in the adjustment of insurance and Unavoidable Delays). Landlord shall promptly and diligently seek adjustment of any insurance proceeds available after any casualty. If the fire or other casualty, or the repair, restoration or rebuilding required by Landlord shall render the Premises untenantable in whole or in part, or inaccessible, then Rent shall proportionally abate from the date when the damage occurred until the date on which Landlord substantially completes its restoration work in the Premises or the Premises are accessible, which proportional abatement shall be computed on the basis that the Rentable Square Feet of the portion of the Premises rendered untenantable (or inaccessible) and not occupied by Tenant bears to the aggregate Rentable Square Feet in the Premises.

Section 12.2         Lease Termination Right. Anything contained in Section 12.1 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable or totally inaccessible, and Landlord determines within ninety (90) days of the casualty, and gives Tenant written notice of same, that it will take in excess of twelve (12) months (or in excess of three (3) months, if such damage occurs any time during the last two (2) years of the Term, as extended (without giving effect to any then unexercised Renewal Option of Tenant)) from the beginning of restoration to restore the Premises (other than Tenant’s Alterations) to substantially the same condition as existed immediately prior to such damage, then either Landlord or Tenant may terminate this Lease upon giving written notice of such election to the other within sixty (60) days after Landlord serves Tenant with written notice of its determination. In addition, if the Building shall be so damaged by fire or other casualty such that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required resulting in the same restoration periods as set forth above (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice in writing terminating this Lease. If this Lease is so terminated pursuant to this Section 12.2, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall have thirty (30) days after such notice to vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section 12.2, Tenant’s liability for Rent shall cease as of the date of such fire or other casualty, and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. Unless this Lease is terminated by either party as provided in this Section 12.2, this Lease shall remain in full force and effect (subject to the other terms of this Lease), notwithstanding such damage or casualty.

ARTICLE 13.       EMINENT DOMAIN

Section 13.1         Total Taking. If (a) all of the floor area of the Premises, or so much thereof as shall render the Premises wholly untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, or (b) a portion of the Real Property, not including the Premises, shall be so acquired or condemned, but by reason of such acquisition or condemnation, Tenant no longer has means of access to the Premises, then this Lease and the Term shall end as of the date of the vesting of title with the same effect as if that date were the Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Article 13, Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

Section 13.2         Awards. In the event of any acquisition or condemnation for any public or quasi-public use or purpose of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 13.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

Section 13.3         Partial Taking. If only a part of the Real Property shall be so acquired or condemned then, subject to Section 13.1, this Lease and the Term shall continue in force and effect. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned so as to constitute tenantable Premises. From and after the date of the vesting of title, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

ARTICLE 14.       ASSIGNMENT AND SUBLETTING

Section 14.1         Landlord’s Consent.

(a)           No Assignment or Subletting. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 14 shall be void.

(b)           Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease or the Premises or any of Tenant’s Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 14, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

(c)           Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

Section 14.2         Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by with respect to an assignment of this Lease, a true and correct copy of the proposed assignment and assumption agreement and a statement of the date Tenant desires the assignment to be effective, and with respect to a sublet of all or a part of the Premises, a true and correct copy of the proposed sublease agreement and a summary of the material business terms on which Tenant would sublet such premises, and a description of the portion of the Premises to be sublet. Such notice shall also be accompanied with a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises and current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements. Tenant agrees to supplement its request with any other information regarding such assignment or subletting as Landlord may reasonably request.

Section 14.3         Intentionally Omitted.

Section 14.4         Intentionally Omitted.

Section 14.5         Conditions to Assignment/Subletting.

(a)           Prerequisites. Provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Such consent shall be granted or declined, as the case may be, within ten (10) Business Days after Landlord’s receipt of a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and any other information Landlord may reasonably request, provided that:

(i)            in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) limits the use of the Premises to Tenant’s Permitted Use hereunder, (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building or in the property adjacent to the Building known as 600 West Chicago Avenue, Chicago, Illinois (“600 West Building”), and (4) is not a Prohibited Use;

(ii)           the proposed assignee or subtenant is a reputable person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof;

(iii)          neither the proposed assignee or subtenant nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant is then a tenant or an occupant of the Building or the 600 West Building;

(iv)          the proposed assignee or subtenant is not a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord’s agent is then or has been within the prior six months negotiating in connection with the rental of space in the Building or the 600 West Building;

(v)           the form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 14;

(vi)          there shall be not more than two subtenants of the Premises;

(vii)         Tenant shall, upon demand, reimburse Landlord for all reasonable, out-of-pocket third party expenses incurred by Landlord in connection with such assignment or sublease. including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal costs reasonably incurred in connection with the granting of any requested consent;

(viii)        the proposed subtenant or assignee shall not be entitled, directly or indirectly. to diplomatic or sovereign immunity, regardless of whether the proposed assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, County of Cook and State of Illinois;

(ix)           in Landlord’s reasonable judgment, the proposed assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders or commotions at, or other disruptions of the normal business activities in, the Building; and

(x)            the proposed occupancy shall not impose an extra or undue burden upon the services to be furnished by Landlord to Tenant or other tenants of the Building.

(b)           Terms. With respect to each and every subletting and/or assignment authorized by Landlord under the provisions of this Lease. it is further agreed that:

(i)            the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 14;

(ii)           no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(iii)          no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord as provided in Section 14.5(a);

(iv)        if an Event of Default shall occur and be continuing on the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 14.9, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder;

(v)         if an Event of Default shall occur under this Lease. Landlord may require the subtenant under any sublease to pay the rent and other sums due under the sublease directly to Landlord; and

(vi)        each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for any previous act or omission of Tenant under such sublease, subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s Rent, bound to return such subtenant’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 14.5(b)(vi) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 14.6           Binding on Tenant; Indemnification of Landlord. Each sublease pursuant to this Article 14 shall be subject to all of the covenants, terms and conditions of this Lease. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant. Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 14.

Section 14.7           Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within one hundred twenty (120) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 14.2 and 14.5 hereof before assigning this Lease or subletting all or part of the Premises.

Section 14.8         Profits. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such assignment or sublease transaction, together with a list of all of Tenant’s Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees, costs and allowances promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a)           Assignment. In the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment after first deducting Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such assignment transaction; or

(b)           Sublease. In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space after first deducting Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such sublease transaction, and if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

Section 14.9           Other Transfers.

(a)           Deemed and Permitted Transfers. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease that must comply with the provisions of this ARTICLE 14; provided, however, that the provisions of this ARTICLE 14 shall not apply to the transfer of shares of stock of Tenant over or through the applicable exchange, if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 14.9 the term “transfers” shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Section 14.1 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred so long as such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (2) the net worth of the original Tenant on the date of this Lease, and proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Tenant may also, upon prior notice to and with the consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease to any Affiliate or permit any Affiliate to sublet all or part of the Premises for any Permitted Use, provided such Affiliate satisfies the net worth test set forth above, and further, such Affiliate assumes, in writing, all of Tenant’s duties and obligations hereunder, which assumption shall be in form and substance reasonably acceptable to Landlord. No subletting pursuant to this Section 14.9 shall be deemed to vest in any such Affiliate any right or interest in this Lease or the Premises, nor shall any assignment and/or sublease relieve, release, impair or discharge any of Tenant’s or any Affiliates’. successors’ or assigns’ obligations hereunder. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 14.9 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord.

(b)           Applicability. The limitations set forth in this Section 14.9 shall apply to subtenant(s) and assignee(s), if any, and any transfer by any such entity in violation of this Section 14.9 shall be a transfer in violation of Section 14.1.

(c)           Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 14.1 hereof.

Section 14.10       Assumption of Obligations. Any assignment or transfer, whether made with Landlord’s consent or without Landlord’s consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease and agrees that, notwithstanding such assignment or transfer, the provisions of Section 14.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 14.11       Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 14.12       Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is disaffirmed or rejected in any proceeding of the types described in Section 16.1(g) hereof or upon a termination of this Lease due to any such proceeding. Tenant named herein, upon written request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

Section 14.13       Tenant’s Waiver of Money Damages. Except in the event a court of law has determined that Landlord has acted maliciously or in bad faith, in no event shall Tenant be entitled to make, nor shall Tenant make, any claim against Landlord or any Landlord Party, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 14. Except as provided in the preceding sentence, Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

ARTICLE 15.  ACCESS TO PREMISES

Section 15.1         Landlord’s Access.

(a)           Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to install, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except no such prior notice shall be required in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees, Superior Lessors or lessees of the Building and their respective agents and representatives or, during the last twelve (12) months of the Term, to show them to prospective tenants of the Premises (it being understood that Tenant shall have the right to accompany Landlord during any inspection or exhibition of the Premises, except in the event of an emergency), and to make such repairs, alterations, improvements or additions (a) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, (b) which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with Legal Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and Fixed Rent and Additional Rent will not be abated while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall take commercially reasonable steps to minimize the impact of such work on Tenant’s business operations and shall repair any damage caused by Landlord during the performance of such work (except to the extent such damage is caused by Tenant).

(b)           If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

Section 15.2         Alterations to Building. Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor (except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord’s Agents), to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building to install sidewalk bridges, decking, platforms, hoists and scaffolding in or around the Building and temporarily cover windows or block sidewalks, streets or entryways, and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

ARTICLE 16.       TENANT’S DEFAULTS.

Section 16.1         Events of Default.

Each of the following events shall be an “Event of Default” hereunder:

(a)           Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) days after written notice of such default is given to Tenant (which notice may be in the form of an Illinois Statutory 5-day notice utilized in Forcible Entry and Detainer Proceedings), except that if Landlord shall have given two (2) such notices of default in the payment of any Rent in any twelve (12) month period, Tenant shall not be entitled to any further written notice of its delinquency in the payment of any Rent; or

(b)           Tenant uses the Premises for a purpose which constitutes a Prohibited Use and if such use continues for more than five (5) days after notice by Landlord to Tenant of such default or, if such use is of a nature that it cannot be completely remedied within ten (10) days, failure by Tenant to cease such use within fifteen (15) days; or

(c)           Tenant fails to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than fifteen (15) days after written notice by Landlord to Tenant of such failure, or if such failure is of such a nature that it cannot be completely remedied within fifteen (15) days, failure by Tenant to commence to remedy such failure within said fifteen (15) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default within sixty (60) days; or

(d)           INTENTIONALLY OMITTED

(e)           Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 14 hereof; or

(f)            Tenant generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

(g)           Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(h)           if, within sixty (60) days after the commencement of any proceeding against Tenant whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property, without the consent or acquiescence of Tenant, as the case may be, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant.

Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant three (3) days’ notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession of the Premises) shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 17 hereof. Any notice of cancellation of the Term (or Tenant’s possession of the Premises) may be given simultaneously with any notice of default given to Tenant.

Section 16.2         Tenant’s Liability. If, at any time, Tenant shall be comprised of two or more persons, Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or Tenant’s interest in this Lease shall have been assigned, the word “Tenant,” as used in Section 16.1(f), 16.1(g) and 16.1(h), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article 16 shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

ARTICLE 17.       REMEDIES AND DAMAGES.

Section 17.1         Landlord’s Remedies.

(a)           Possession/Reletting.   If any Event of Default occurs, and this Lease and the Term, or Tenant’s right to possession of the Premises, terminates as provided in Article 16:

(i)            Surrender of Possession.   Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.

(ii)           Landlord’s Reletting.   Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall, by attempting to re-lease the Premises to an acceptable (in Landlord’s reasonable judgment) replacement tenant, using the Building’s exclusive leasing agent for such purpose, use commercially reasonable efforts to mitigate its damages, provided Landlord shall not be required to divert prospective tenants from any other portions of the Building.

(b)           Tenant’s Waiver.   Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Legal Requirement to the service of any notice of intention to re-enter or to institute legal proceedings, to redeem, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after Tenant shall have been dispossessed by judgment or by warrant of any court or judge, any re-entry by Landlord, or any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(c)           Tenant’s Breach.   Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 17.2         Landlord’s Damages.

(a)           Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises, expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, then, in any of such events:

(i)            Tenant shall pay to Landlord all Fixed Rent, all sums payable pursuant to Article 7 of this Lease (including Tenant’s Tax Payment and Tenant’s Operating Payment) and all other items of Rent payable under this Lease by Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

(ii)           Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii)          Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent and all other items of Rent payable under this Lease, any Deficiency (as hereinafter defined); it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iv)          whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by three percent (3%) (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to two percent (2%) below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 17.2(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b)           Deficiency.   For all purposes of this Lease the term “Deficiency” shall mean the difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, and alteration costs).

(c)           Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 16 or 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Legal Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

Section 17.3         Default Interest; Other Rights of Landlord. Any Rent or damages payable under this Lease and not paid when due shall bear interest at the Default Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.

Section 17.4         Landlord Default. Landlord shall be in default hereunder if Landlord violates or fails to perform any covenant, agreement or condition herein contained, or any other obligation of Landlord, and such failure continues for more than thirty (30) days after receipt of written notice from Tenant (or, if such failure cannot be cured within such thirty (30) days, if Landlord fails to commence such cure within thirty (30) days or thereafter fails to diligently pursue such cure to completion). Upon the occurrence of a default by Landlord, and after the expiration of the applicable cure period, Tenant shall have all remedies available at law or in equity, including the right to enforce the provisions of this Lease by specific performance.

ARTICLE 18. FEES AND EXPENSES

Section 18.1         Landlord’s Right To Cure. If an Event of Default shall occur under this Lease, or if Tenant shall fail to comply with its obligations under this Lease. Landlord may, after reasonable prior written notice to Tenant except in an emergency, perform the same for the account of Tenant or make any reasonable expenditure or incur any obligation for the payment of money for the account of Tenant. All amounts expended by Landlord in connection with the foregoing, including reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

Section 18.2         Late Charge. If Tenant shall fail to pay any installment of Fixed Rent and/or Additional Rent when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

Section 18.3         Expenses of Enforcement. Except as otherwise provided in this Lease, in any action, litigation or proceeding to enforce the terms and provisions of this Lease, the nonprevailing party in such action, litigation or proceeding shall pay the prevailing party thereto all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in successfully enforcing the nonprevailing party’s obligations or successfully defending the prevailing party’s rights under this Lease against the nonprevailing party.

ARTICLE 19. NO REPRESENTATIONS BY LANDLORD

Except as otherwise provided in this Lease, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Operating Expenses or Taxes, (c) the compliance with applicable Legal Requirements of the Premises or the Building, or (d) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise, except as expressly set forth herein. This Lease (including any Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease and accepts the Premises in “as is, whereas” condition.

ARTICLE 20. END OF TERM

Section 20.1         Expiration. Upon the expiration or other termination of this Lease or of Tenant’s right to possession of the Premises, Tenant shall quit and surrender to Landlord the Premises, vacant, free of all tenants, subtenants and occupants, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property from the Premises, and this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have for notice to which Tenant may otherwise be entitled under the laws of the State of Illinois as a prerequisite to a suit against Tenant for unlawful detention of the Premises.

Section 20.2         Holdover Rent. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by any Tenant Party to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, excluding Unavoidable Delays, or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month (notwithstanding that any holdover may be for a period of less than a calendar month) during which any Tenant Party holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to (i) one and one-half (1 1/2) times the Rent payable under this Lease for the last full calendar month of the Term determined on a gross basis for the first one hundred twenty (120) days of holdover and (ii) two (2) times the Rent payable under this Lease for the last full calendar month of the Term determined on a gross basis from the one hundred twenty-first (121st) day of holdover until Tenant vacates the Premises and delivers possession to Landlord; and Tenant shall be liable to Landlord for any payment or rent concession (including, without limitation, any consequential damages, but excluding any non-customary excessive penalties provided for in the New Tenant’s (as hereinafter defined) lease) which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by any Tenant Party, and the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by any Tenant Party, and indemnify Landlord against all claims for damages by any New Tenant. No holding-over by any Tenant Party, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof, nor constitute any tenancy other than a “month to month” tenancy at will. Nothing herein contained shall be deemed to permit any Tenant Party to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from any Tenant Party after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20, nor shall it operate as a waiver of Landlord’s right of re-entry or any other right or remedy of Landlord under this Lease. All of Tenant’s obligations under this Article 20 shall survive the expiration or earlier termination of the Term of this Lease.

ARTICLE 21. QUIET ENJOYMENT

Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 22. NO WAIVER; NO LIABILITY

Section 22.1         No Surrender Or Release. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.

Section 22.2         No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, shall not be deemed a waiver of any such Rules and Regulations. Landlord shall enforce the Rules and Regulations in a uniform and non-discriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an amendment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

Section 22.3         No Liability. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 28 in order to recoup for payments made to compensate for losses of third parties.

ARTICLE 23. WAIVER OF TRIAL BY JURY

THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 24. INABILITY TO PERFORM

(a)           This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed will not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, any act or omission of Tenant or any other Tenant Party (or any of their respective employees, contractors, agents, representatives, directors, officers, successors or assigns) or by any cause whatsoever reasonably beyond Landlord’s control, including acts of God, terrorism, natural disasters, laws, governmental preemption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”).

(b)           This Lease and the obligation of Tenant to perform all of its covenants, agreements and obligations hereunder (except for the obligation to pay Rent or any other amount due hereunder) will not be deemed delinquent or deemed to constitute an Event of Default hereunder because Tenant is unable to fulfill any such obligation, agreement or covenant (except for the obligation to pay Rent or any other amount due hereunder), if Tenant is prevented or delayed from so doing by reason of the occurrence of an Unavoidable Delay.

ARTICLE 25. BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) and addressed:

if to Tenant, (a) at Tenant’s address at the Premises, or (b) at any place where Tenant or any agent or employee or Tenant may be found if mailed subsequent to Tenant’s abandoning or surrendering the Premises; or

if to Landlord, as follows: c/o Gerstein Strauss & Rinaldi LLP, 57 West 38th Street, Ninth Floor, New York, New York 10018, Attention: Victor Gerstein, with a copy simultaneously and in the same manner to Terri L. Maurer, General Manager, 600 West Chicago Avenue, Suite 675, Chicago, Illinois 60654.

Any such bill, statement, consent, notice, demand, request or other communication given as provided in this Article 25 shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, (ii) three (3) Business Days from the date when it shall have been mailed, or (iii) one (1) Business Day from the date when it shall have been sent by overnight courier service.

ARTICLE 26. RULES AND REGULATIONS

Landlord reserves the right, from time to time, to adopt additional reasonable, uniform and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect, provided the same do not materially reduce any of Tenant’s rights or materially increase Tenant’s obligations under this Lease. Tenant and all Tenant Parties shall comply with the Rules and Regulations. as so supplemented or amended. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees. agents, visitors or licensees. If there shall be any inconsistencies between this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

ARTICLE 27. BROKER

Section 27.1         Broker Representations. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Broker and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith.

Section 27.2         Indemnity. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false. The provisions of this Article 27 shall survive the expiration or earlier termination of the Term of this Lease.

ARTICLE 28. INDEMNITY

Section 28.1         Tenant’s Indemnity. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Subject to the terms of Section 11.2 hereof, Tenant shall defend, indemnify and save harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (individually, each a “Landlord Party” and collectively, “Landlord Parties”), from and against (a) all claims of whatever nature against Landlord and any other Landlord Party arising from any act, omission or negligence of Tenant or any Tenant Party, (b) all claims against Landlord and any other Landlord Party arising from any accident, injury or damage whatsoever caused to any person or to the Property of any person and occurring during the Term in or about the Premises. (c) all claims against Landlord and any other Landlord Party arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or any Tenant Party and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. Nothing contained herein shall require Tenant to indemnify, defend or save harmless Landlord Parties from and against any claim to the extent the same results from or arises out of the negligence or intentional misconduct of Landlord or any Landlord Party. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 28.2         Hazardous Materials. Tenant agrees to defend, indemnify and hold harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or any such party directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises or the Building.

The provisions of this Article 28 shall survive the expiration or sooner termination of this Lease.

ARTICLE 29. BUILDING IMPROVEMENTS, SCAFFOLDING AND DELIVERIES.

Section 29.1         Building Improvements. From time to time during the Term of this Lease, including renewals and extensions, Landlord may alter the Building by (a) installation of additional elevator(s) and/or risers in the Building, together with such space as may be required for lobbies and other common areas, (b) modification or improvement of the Building Systems, (c) construction of public corridors to create access to rentable space now existing or to be constructed in the future on the floor on which the Premises are located, and/or (d) performing any other construction, demolition, repair, maintenance and/or decorative work to the Building (interior or exterior) and/or Real Property which Landlord deems necessary or desirable, in Landlord’s sole and absolute discretion (any or all of the foregoing work, “Building Improvements”). With respect to such Building Improvements, Landlord shall have no right to materially and adversely permanently impact any significant portion of the Premises. Tenant shall provide Landlord with access to the Premises to perform the work to install and maintain the Building Improvements, including the right to take all necessary materials and equipment into the Premises, without the same constituting an eviction and, except as provided in Section 10.6(b) hereof. Tenant shall not be entitled to any abatement of rent by reason of any such entry, or any damages by reason of loss or interruption of business or otherwise. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any Building Improvements. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby acknowledges that during any period that Landlord is performing (or causing or permitting to be performed) any Building Improvements, Landlord and Landlord’s agents, contractors and representatives (including, without limitation, any other tenants of the Building or their contractors or representatives) may perform significant construction and demolition work to the Building and/or Real Property, and that such construction and demolition work may result in interference (including, without limitation, interference caused by entry in the Premises by Landlord and other tenants of the Building (and their contractors, employees, agents and representatives) for purposes of performing construction and/or demolition work, and interference caused by the presence of noise, vibrations, dust and other emissions in or about the Premises) with Tenant’s or any Tenant Party’s use, enjoyment and occupancy of the Premises. Except as provided in Section 10.6(b) hereof, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from any such interference, or otherwise by reason of the performance of such Building Improvements. Except as otherwise provided herein (or as otherwise provided in Section 10.6(b)) to the contrary, and provided Landlord uses commercially reasonable efforts to avoid disturbance of Tenant’s use and occupancy of the Premises, Tenant, for itself and for all Tenant Parties, and their respective employees, agents and contractors, to the fullest extent permitted under applicable law, hereby fully and forever waives any and all claims, demands and causes of action against Landlord, and fully and forever releases Landlord for any loss, cost, damage, liability or expense (including injury to persons or property) suffered or incurred by Tenant any Tenant Party, or any of their respective employees, agents or contractors, in connection with or resulting from the performance of such Building Improvements. Commercially reasonable efforts shall not include the use of overtime or weekend labor. Promptly following the completion of any Building Improvements, Landlord shall make such repairs to and restoration of the Premises as may be reasonably required as a direct result thereof.

Section 29.2         Scaffolding. In addition to Landlord’s rights under Section 29.1 hereof, in the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building’s facade (whether at Landlord’s option or to comply with Legal Requirements), Landlord may erect scaffolding, “bridges” and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the Premises, and notwithstanding that access to portions of the Premises may be temporarily diverted or partially obstructed, provided, however, that Landlord agrees to use reasonable efforts to (i) minimize impairment of access to the Premises, and (ii) not unreasonably interfere with the operation of Tenant’s business from the Premises. Provided Landlord uses reasonable efforts (exclusive of overtime and weekend labor) to not unreasonably interfere with the operation of Tenant’s business from the Premises, Landlord shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenant’s business or access to the Premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord’s covenant of quiet enjoyment or entitle Tenant to any abatement of Rent.

Section 29.3         Exclusion of Persons from Premises and Delivery Systems. Landlord reserves the right to install or maintain any security system(s) or procedure(s) that Landlord deems necessary in the Building and exclude from all portions of the Building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant. In such event Landlord shall accept on behalf of Tenant all deliveries of mail, air courier packages, express packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers and couriers to pick up mail or packages left by Tenant, and shall provide an area to be used for such purposes to which Tenant’s employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to Tenant, provided, however, that Landlord may elect to provide such distribution to Tenant at Tenant’s expense. Tenant shall comply with Landlord’s rules relating to such area and services. Neither Landlord nor Landlord’s agents or security personnel shall be liable to Tenant or Tenant’s agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlord’s agents and security personnel against, liability in connection with or arising out of damage to mail or packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Section 29.3 (including any liability in respect of the property of such persons), unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents or security personnel. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedure without liability to Tenant.

ARTICLE 30.       INTENTIONALLY OMITTED.

ARTICLE 31.       MISCELLANEOUS

Section 31.1         Limitation on Liability.

(a)           Prior To and After Transfer. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder; provided that the transferee of Landlord’s interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease, provided further, that Landlord (or any subsequent Landlord) shall not be freed or relieved from any obligations or covenants under this Lease accruing before any sale, conveyance, assignment or transfer.

(b)           No Personal Liability. Notwithstanding anything contained herein to the contrary, Tenant shall look solely to Landlord’s interest in the Building or the Real Property to enforce Landlord’s obligations hereunder and no partner, member, manager, shareholder, director, officer, principal, employee or agent, directly or indirectly, of Landlord (collectively, the “Exculpated Parties”) shall be personally liable for the performance of Landlord’s obligations under this Lease. Tenant shall not seek any damages against any of the Exculpated Parties, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Exculpated Parties.

(c)           Landlord’s Consent. Except in the event a court of law has determined that Landlord has acted maliciously or in bad faith, if Tenant shall request Landlord’s consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, including, but not limited to, Article 14 hereof, Tenant shall in no event make, or be entitled to make, any claim for damages against Landlord or any Landlord Party (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have from whatever source derived, to make or assert any such claim. Except as provided in the preceding sentence, Tenant’s sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

Section 31.2         Intentionally Omitted.

Section 31.3         Certain Interpretational Rules.

(a)           All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, the terms and provisions of this Lease shall control. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The word “or” is not exclusive and the word “including” is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. Wherever a period of time is stated in this Lease as commencing or ending on any particular date, such period of time shall be deemed inclusive of such stated commencement and ending dates. The captions hereof are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

Whenever the words “include”, “includes”, or “including” are used in this Lease, they shall be deemed to be followed by the words “without limitation”.

(b)           Governing Law. This Lease shall be governed in all respects by the laws of the State of Illinois applicable to agreements executed in and to be performed wholly within the State with venue in Cook County.

(c)           Unenforceability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(d)           Parties Bound. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns. Each party represents that it is authorized to execute this Lease and, upon such execution, the obligations in this Lease shall be binding upon such party. Each party signing this Lease shall have joint and several liability.

Section 31.4         Jurisdiction. Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of Illinois or the Federal courts sitting in Chicago, Illinois; and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant hereby irrevocably appoints the Secretary of the State of Illinois as its authorized agent upon which process may be served in any such action or proceeding.

Section 31.5         Waiver of Immunity. Tenant hereby irrevocably waives, with respect to itself and its property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Tenant may be entitled, and agrees not to assert any claims of any such immunities in any action brought by Landlord under or in connection with this Lease. Tenant acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into this Lease.

Section 31.6         Security Key Cards. Landlord shall provide to Tenant, at no additional cost to Tenant, fifty (50) Building security key cards for use by Tenant and its employees for purposes of gaining entry to the tenant-occupied portions of the 600 West Building. In the event that Tenant desires to obtain any additional 600 West Building security key cards. Tenant shall purchase the same from Landlord at Landlord’s then current standard charges therefor. Tenant shall keep and maintain (and shall cause its employees to keep and maintain) all security key cards provided to Tenant and its employees in a safe and secure manner, and shall not permit any person or entity other than Tenant and its employees to use or possess any of such security key cards. In addition, Tenant and its employees shall observe all reasonable rules and regulations promulgated by Landlord from time to time regarding the use and possession of security key cards and the key card security system. Landlord shall not be responsible for any lost, stolen, damaged or destroyed security key cards, and, in the event that Tenant desires to obtain any replacements of any such key cards, Tenant shall purchase the same from Landlord at Landlord’s then current standard charges therefor. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall return to Landlord all security key cards provided to Tenant and/or its employees, and shall pay to Landlord Landlord’s then current standard charges for any lost or missing security key cards.

ARTICLE 32. RENEWAL OPTION.

Section 32.1         Tenant’s Renewal Option. Tenant shall have the right, at its option (referred to herein as the “Renewal Option”), to renew the initial term of this Lease, for the entire Premises, as constituted as of March 31, 2017, for one renewal term of five (5) years (referred to herein as the “Renewal Term”), which shall commence on April 1, 2017 (the “Renewal Term Commencement Date”) and expire on March 31, 2022 (the “Renewal Term Expiration Date”). Except for the Renewal Option, Tenant shall have no other right to extend or renew the Term of the Lease, Tenant shall have no right to exercise the Renewal Option unless no Event of Default exists as of the date of both the Renewal Notice (as defined below) and the Renewal Term Commencement Date. The Renewal Option is personal to Tenant or its permitted (pursuant to Section 14.9 above) or approved (by Landlord) assignee and shall be deemed revoked and of no force and effect if the named Tenant hereunder or its permitted (pursuant to Section 14.9 above) or approved (by Landlord) assignee is not in the aggregate physically occupying at least seventy-five percent (75%) of the Premises. Furthermore Tenant may not assign and/or transfer any of its rights under this Article 32.

Section 32.2           Exercise. If Tenant elects to renew this Lease for the Renewal Term, Tenant shall exercise such Renewal Option by sending to Landlord written notice thereof (a “Renewal Notice”), by certified mail, return receipt requested, no later than May 1, 2016, and time shall be of the essence with respect to the giving of the Renewal Notice. If Tenant shall send the Renewal Notice within the time and in the manner herein provided, this Lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions in this Lease contained, with the exception of (a) the Fixed Rent or Rent Credit and (b) the Premises shall continue to be leased for such Renewal Term in “as is, where is” condition, subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof. Tenant acknowledges that the terms and provisions of the Lease during the Renewal Term shall: (i) not include a Rent Credit or any other free rent, rent abatement or Landlord’s Contribution, Landlord’s Base Building Contribution or Landlord’s work allowance or contribution of any nature, or Landlord’s alterations or work; (ii) provide for the payment of Fixed Rent in the amounts and at the rate set forth in Section 32.3 below; (iii) be a lease of the entire Premises as constituted as of March 31, 2017, (iv) be in an “as is, where is” condition, subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof. The Base Operating Expenses and Base Taxes shall not be deemed modified during the Renewal Term from the definitions set forth in this Lease.

Section 32.3           Determination of Fixed Rent. Fixed Rent for the Renewal Term shall be as set forth in Exhibit C.

In Witness Whereof, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

Landlord:

600 WEST CHICAGO ASSOCIATES LLC,
a Delaware limited liability company

By:	/s/ Victor Gerstein
Name: Victor Gerstein
Title: President

Tenant:

GROUPON, INC.,
a Delaware corporation

By:	/s/ Brad Downes
Name:	Brad Downes
Title:	SVP Finance

Tenant’s Federal Tax Identification Number:

EXHIBIT A

FLOOR PLAN OF THE PREMISES

The floor plan which follows is intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX A-1

EXHIBIT A

600 West

AREA CALCULATION

DATE: 12.01.10

FLOOR: 1

SCALE: NONE

EASTLAKE STUDIO : 435 N. MICHIGAN AVE., SUITE 3100 : CHICAGO, ILLINOIS, 60611 : TEL - 312.527.0200 : FAX - 312.527.0699

EXHIBIT B

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from tenants' premises for tenants and their employees, licenses and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to such tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it reasonably deems best for the benefit of tenants generally.

2. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

3. Tenant shall not alter the exterior appearance of the Building by installing signs, advertisements, notices or other graphics on exterior walls, or interior surfaces visible from outside, without prior written permission from Landlord. Similarly, electrical fixtures hung in offices or other spaces along the perimeter of the Building which affect its exterior appearance must be fluorescent and a quality, type, design and bulb color, previously approved in writing by Building management.

4. Except as specifically provided in the Lease, the cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

5. The requirements of tenants will be attended to only upon application at the Building Management Office. Employees of the Building shall not perform any work or do anything outside of their regular assigned duties, unless under special instructions from the Building Management Office.

6. Except as specifically provided in the Lease, Tenant shall have no right of access to the roof of the Building and shall not install, repair or replace any satellite dish, antennae, fan, air conditioner or other devices on the roof of the Building without the prior written consent of Landlord. Any such device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

7. Exterior signs on doors and any directory tablet must be approved by Landlord.

8. Except as specifically provided in the Lease, no awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are permitted by Landlord shall be used in any tenant's premises.

9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building, except as specifically provided in the Lease. The water and service closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX B-1 damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

10. Tenant shall not disturb others. This rule prohibits any noise audible from the hallway, adjoining office suites or outside whether created by musical instruments, radios, television sets, group activities or any other source.

11. All hand trucks used in the Building shall be equipped with rubber tires and side guards.

12. Except as specifically provided in any tenant lease, no tenant shall install wires, conduit, sleeves or similar installations in Building shaftways without prior written consent of Landlord, and as Landlord may direct.

13. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations therein.

14. Tenants shall not permit any cooking or food odors emanating from their demised premises to be detectable in any other portions of the Building, except as specifically provided in the Lease.

15. Tenants shall provide Building management with keys or combinations to all locks, bolts or other mechanical security systems except those protecting high security areas. Upon vacating the Building, tenants must return keys to storerooms, offices and toilets or pay replacement costs.

16. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

17. Tenants shall not keep pets, bicycles (except in sanctioned bike storage areas), or other vehicles in their premises without prior written approval by Landlord. Exceptions are made for seeing-eye dogs and conveyances required by handicapped persons. Tenant shall not use or permit the use of any portion of the Premises as living quarters, sleeping apartments or lodging rooms.

18. Regular suppliers of outside services must be approved by Building management, which may establish hours or other conditions for entrance to the Building. Such suppliers include vendors of food, spring water, ice, towels, barbering, shoe shining and other products and services.

19. Canvassing, soliciting and peddling of products or services are prohibited in the Building, and tenants shall cooperate with Landlord in attempting to prevent such acts in the Building.

20. Landlord may refuse admission to the Building outside of normal hours to any person not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of normal business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant. Each tenant shall be responsible for all persons for whom such person requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX B-2 exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

21. Tenant, at its sole cost and expense, shall cause the Premises to be exterminated from time to time to the reasonable satisfaction of the Building Management Office, and shall employ such exterminators therefor as shall be approved by the Building Management Office.

22. Tenants shall not serve or permit the serving of alcoholic beverages in the its premises unless Tenant shall have procured host liquor liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds.

23. The Building loading docks may be used only for loading and unloading procedures. Tenants may not use the loading dock area for parking. Tenants may not place any dumpsters at the loading docks or any other portion of the Building without the prior written approval of Landlord.

24. No shutdowns of any Building systems will be permitted without prior written approval of Landlord and supervision by the Building engineer.

25. Tenant's contractors or vendors may not use any space within the Building outside the Premises for storage or moving of materials or equipment or for the location of a field office or facilities for the employees of such contractors or vendors without obtaining Landlord's prior written approval for each such use. Landlord shall have the right to terminate such use and remove all such contractor's or vendor's materials, equipment and other property from such space, without Landlord being liable to tenant or to such contractor or vendor, and the cost of such termination and removal shall be paid by Tenant to Landlord.

26. Tenants are required to have a full service maintenance contract covering their supplemental HVAC, Uninterrupted Power Supply (UPS) and Automatic Transfer systems, and to provide copies of such contracts to the Building management office.

27. The Building reserves the right to restrict the use of certain materials (for example, Omega sprinkler heads and piping manufactured in The Republic of China) in the Building based on notifications that declare the materials unsafe.

28. Trucks using the Tenant Shipping Platforms on the ground floor of the Building, and the upper floor truck lobbies, will load and discharge at the place or places thereat and therein as indicated by the duly authorized representative of Landlord in charge of such operation.

29. Elevators for freight handling service will be operated during Business Hours on Business Days, unless special arrangement is made with Landlord for operation at other times.

30. The use of the private right of way and the truck elevators will be subject to and under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation. When in the interest of continuity of service or in the interest of the common service, Tenant's freight departing from or arriving at the Building by truck may at the direction of Landlord be handled over and through the Tenant Shipping Platforms on the ground floor and the freight elevators. Landlord reserves the right to direct such handling in lieu of truck elevator service.

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX B-3

31. In the interest of preserving the continuity of freight elevator service, freight will not be floored upon the freight elevator, but will at all times be handled and moved upon suitable vehicles of the indoor industrial wheeler type permitting such freight to be economically and expeditiously wheeled on and off the freight elevators. Freight which cannot be handled upon such equipment will be handled in such alternative manner as may be approved by Landlord.

32. (a) The Tenant Shipping Platforms located on first or ground floor of the Building are designed to accomplish the immediate transfer and movement of freight between the freight elevators and trucks. The use of such facility by Tenant or any of its agents, servants, employees, representatives or contractors will be confined to such purpose, under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation.

(b) No storage or holding of freight on such Tenant Shipping Platforms awaiting the arrival of trucks, or awaiting transfer by Tenant from such Tenant Shipping Platforms to the Premises, will be permitted. No automobiles of Tenant or any Tenant Party may enter on or be stored in any portion of the Building, except in areas designated by Landlord, and provided Tenant pays for such parking at rates designated by Landlord, its agents or parking lessees.

(c) Any violation of this rule or disregard of directions issued by Landlord will give Landlord the right to handle, transfer, remove or store such freight in or to other premises in the Building. When such handling, transfer, removal or storage is performed by Landlord, and when it shall be deemed necessary by Landlord to preserve the continuity of common service provided by this facility, any and all expense will be at Tenant's sole cost and expense. Landlord will not be responsible for any loss or damage which any such freight may suffer by such handling, removing or storage.

33. Neither Tenant nor any Tenant Party will at any time be permitted to operate any freight, passenger or truck elevator.

34. The Building is equipped with scuppers for carrying off water which may result from sprinkler operation or other causes. Tenant shall not, under any circumstances, deposit or permit to be deposited sweepings or any other rubbish in such scuppers, and Tenant will keep the scuppers within the Premises at all times free of any and all rubbish, sweepings, and other obstructions of any nature whatsoever.

35. Tenant shall not, under any circumstances, permit the accumulation of sweepings or any other rubbish in the expansion joints of the Building, or in any other portions of the Building outside of the Premises, and all such sweepings or rubbish shall be removed daily by Tenant in such manner as Landlord shall direct. Tenant will keep the Building's expansion joints free of any and all rubbish, sweepings and any other obstruction of any nature whatsoever. Tenant will not place machinery or equipment in a position so that such machinery or equipment straddles an expansion joint, or erect a partition which intersects an expansion joint, unless one end of such machinery, equipment or partition is free to permit the expansion and contraction of such expansion joint.

36. If any electrical or telephone installations made or operated by Tenant shall emit any electromagnetic interference, Tenant shall immediately discontinue use of such installations until such electromagnetic interference is eliminated to Landlord's satisfaction.

37. Space heaters may not be used within the Premises.

38. Landlord reserves the right at any time and from time to time, to rescind, alter, waive, modify, add to or delete, in whole or in part, any of these Rules and Regulations in order to protect the comfort, convenience and safety of all tenants at the Building. Tenant shall not have any rights or claims against Landlord by reason of non-enforcement of these rules and regulations against any tenant, and such non-enforcement will not constitute a waiver as to Tenant.

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX B-4

39. If there shall be any inconsistencies between the text of the main body of the Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution) DOCX B-5

EXHIBIT C

FIXED RENT SCHEDULE

16,182 sf

Period	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
March 1, 2011 through March 31, 2012 ***	$388,368.00	$32,364.00	$24.00
April 1, 2012 through March 31, 2013	$420,732.00	$35,061.00	$26.00
April 1, 2013 through March 31, 2014	$428,823.00	$35,735.25	$26.50
April 1, 2014 through March 31, 2015	$436,914.00	$36,409.50	$27.00
April 1, 2015 through March 31, 2016	$445,005.00	$37,083.75	$27.50
April 1, 2016 through March 31, 2017	$453,096.00	$37,758.00	$28.00

*** Pursuant to Section 2.4 of the Lease (i) Fixed Rent shall not commence until June 1, 2011 and (ii) no Fixed Rent shall be payable for the month of March, 2012.

FIXED RENT DURING RENEWAL PERIOD

Period	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
April 1, 2017 through March 31, 2018	$461,187.00	$38,432.25	$28.50
April 1, 2018 through March 31, 2019	$469,278.00	$39,106.50	$29.00
April 1, 2019 through March 31, 2020	$477,369.00	$39,780.75	$29.50
April 1, 2020 through March 31, 2021	$485,460.00	$40,455.00	$30.00
April 1, 2021 through March 31, 2022	$493,551.00	$41,129.25	$30.50

C-1
Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX

EXHIBIT D

CLEANING SPECIFICATIONS

TENANT CLEANING SPECIFICATIONS

Task	Services Per Year
General Office Areas	
Empty all trash receptacles; replace liners if necessary but not less than weekly	260
Remove all collected trash to designated area	260
Dust all horizontal surfaces	52
Vacuum traffic areas; spot vacuum where necessary	260
Sweep or dust mop all hard surface floors to remove dust and debris	260
Spot mop floors to remove visible spots and stains	260
Thoroughly damp mop hard surface floors including corners and edges	12
Spray buff resilient title floors	12
Strip/scrub and refinish resilient tile floors	2
Restrooms	
Refill dispensers, paper products and hand soap to be supplied by building management	260
Empty trash and sanitary receptacles	260
Clean and sanitize all basins, bowls, urinals and other fixtures	260
Wipe counters, clean mirrors, wipe chrome, spot clean partitions	260
Thoroughly clean and dry all towel and tissue dispensers	260
Sweep and damp mop floors using a germicidal disinfectant	260
Machine scrub floors with germicidal detergent solution; detail corners and edges	12
Flush floor drains with germicidal solution	52
Report any malfunctioning equipment or fixtures to building management	260
Entrance Lobby	
Empty all trash receptacles; replace liners if necessary but not less than weekly	260
Dust high and low reach areas (ledges, frames, sills, pictures, clocks, etc.)	260
Dust mop all hard surface areas using a treated or electrostatic dust mop	260
Spot mop all stains and spills	260
Thoroughly clean all entry doors and side glass, wiping frames and handles where necessary	260
Clean cigarette urns and replace sand or water as necessary	260
Clean and sanitize public phones	260
Vacuum and spot clean entry mats	260
Machine scrub flooring	260
Dust all lighting fixtures where possible	12
Elevators	
Clean walls and ceiling; detail clean around call buttons	260

D-1

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX

Thoroughly vacuum (wall to wall) carpet paying close attention to corners and edges	260
Clean and polish all brightwork	260
Vacuum tracks and saddles; spot clean as necessary	260
Clean and polish tracks and saddles	104
Spot clean carpet to remove soluble spots and stains	260
Shampoo carpet, ensuring that adequate drying time is allowed	12
<u>Elevator Lobbies and Public Corridors</u>	
Sweep/dust mop hard surface floors with treated mops to remove dust and debris	260
Damp mop hard surface floors as needed	260
Thoroughly vacuum and spot clean carpets and mats	260
Empty waste receptacles and spot clean containers as necessary	260
Spot clean walls around switch plates and elevator call buttons	260
Clean all glass surfaces	260
<u>Stairwells</u>	
Police to remove trash and debris	260
Sweep stairs and landings; dust handrails and stringers	52
Damp mop stairs and landings	12
Perform high dusting	4
<u>Loading Dock</u>	
Sweep floors to remove dust and debris	260
Damp mop hard surface floors as needed	156
Thoroughly mop/hose dock and dumpster area	52
Machine scrub concrete floor	12
<u>Miscellaneous</u>	
Police exterior plaza for debris; empty waste receptacles	260
Spot sweep plaza as necessary	260
Police sidewalks and building entries; remove trash and debris as necessary	260
Dust mop stock and storage areas	52
Dust and damp mop electrical, telephone, and janitorial closets	2

D-2

Groupon lease -- 1st floor 900 N Kingsbury (60025856)(Execution).DOCX